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SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant / /
Filed by a Party other than the Registrant /x/
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting under § 240.14a-12
FOURTH SHIFT CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /	No fee required.
/x/	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, $.01 par value
	(2)	Aggregate number of securities to which transaction applies: 10,825,081
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $3.70
	(4)	Proposed maximum aggregate value of transaction: $40,052,800.00(1) (represents the consideration to be received by the Registrant in connection with the transaction).
	(5)	Total fee paid: $8,011.00
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
(1)
Based on 10,825,081 shares of Common Stock outstanding as of March 7, 2001 and a purchase price of $3.70 per share of Common Stock.

FOURTH SHIFT CORPORATION
Two Meridian Crossing
Minneapolis, Minnesota 55423

Dear Shareholder:

    You are cordially invited to attend the special meeting of shareholders of Fourth Shift Corporation, to be held on            , 2001, at       a.m., at             , Minneapolis, Minnesota.

    At the special meeting you will be asked to consider and vote upon a proposal to adopt a Merger Agreement, dated as of February 26, 2001, pursuant to which AremisSoft Manufacturing (US), Inc., a Delaware corporation and a wholly owned subsidiary of AremisSoft Corporation, will be merged with and into Fourth Shift and Fourth Shift will become a wholly owned subsidiary of AremisSoft Corporation. If the merger agreement is approved and the merger is subsequently consummated, each outstanding share of Fourth Shift common stock, will be cancelled and converted automatically into the right to receive $3.70 in cash without interest. The cash you receive in the merger in exchange for your shares of Fourth Shift common stock will be subject to United States federal income tax and also may be taxed under applicable state, local and foreign tax laws.

    Your Board of Directors has reviewed and considered the terms and conditions of the merger agreement, has determined that the merger is in the best interests of Fourth Shift and its shareholders, and has approved the merger agreement. Broadview International LLC, Fourth Shift's financial advisor, rendered a written opinion dated, February 26, 2001, to the effect that, as of that date and based upon and subject to the matters stated in the opinion, the merger consideration of $3.70 in cash per share is fair, from a financial point of view, to our shareholders. Broadview's written opinion is attached as Appendix B to the enclosed proxy statement, and you should read it carefully and in its entirety.

    Your Board of Directors unanimously recommends that you vote "FOR" adoption of the merger agreement. Approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of our issued and outstanding shares of common stock entitled to vote thereon. Each share of Fourth Shift common stock is entitled to one vote on all matters to come before the special meeting. The Fourth Shift common stock constitutes the only outstanding class of our capital stock.

    Attached to this letter you will find a formal notice of special meeting and a proxy statement. The accompanying proxy statement provides you with detailed information about the special meeting and the proposed merger. If the merger agreement is approved by the requisite holders of Fourth Shift common stock, the closing of the merger will occur soon after the special meeting and after all of the other conditions to closing the merger are satisfied. Please give this material your careful attention. You may also obtain more information about us from documents we have filed with the Securities and Exchange Commission.

    Fourth Shift common stock is traded on the Nasdaq National Market under the symbol "FSFT." On      , 2001, the closing price for Fourth Shift common stock was $      .

    Your vote is important regardless of the number of shares of Fourth Shift common stock you own. A failure to vote will count as a vote against the merger. Accordingly, you are requested promptly to complete, sign and date the enclosed proxy card and return it in the envelope provided, whether or not you plan to attend. Your proxy card contains instructions for using these convenient services. This will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

    Thank you for your cooperation.

                      Very truly yours,

                      Marion Melvin Stuckey
                       Chairman of the Board

This Proxy Statement is dated            , 2001, and is
first being mailed to shareholders on or about             , 2001

FOURTH SHIFT CORPORATION

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON             , 2001

TO THE SHAREHOLDERS OF
   FOURTH SHIFT CORPORATION:

    NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Fourth Shift Corporation, a Minnesota corporation, will be held on            , 2001, at       a.m. at            , Minneapolis, Minnesota for the following purposes:

  1.
  To consider and vote upon a proposal to adopt the Merger Agreement, dated as of February 26, 2001, by and among Fourth Shift, AremisSoft Corporation, a Delaware corporation, and AremisSoft Manufacturing (US), Inc., a Delaware corporation and a wholly owned subsidiary of AremisSoft Corporation. A copy of the merger agreement is attached as Appendix A to the proxy statement. The merger agreement provides that AremisSoft Manufacturing (US), Inc. will merge with and into Fourth Shift, that Fourth Shift will continue as the surviving corporation and become a wholly owned subsidiary of AremisSoft Corporation and that each share of common stock of Fourth Shift, other than those shares held by the shareholders, if any, who properly exercise their dissenters' appraisal rights under Minnesota law, will be canceled and converted into the right to receive $3.70 in cash without interest.

  2.
  To transact such other business as may properly come before the special meeting or any adjournment or postponement of the meeting.

    Only shareholders of record at the close of business on        , 2001, are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All shareholders are cordially invited to attend the special meeting in person. However, to assure your representation at the meeting in case you cannot attend, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the special meeting may vote in person even if he or she has returned a proxy card.

    The board of directors of Fourth Shift has determined that the merger is in the best interests of Fourth Shift and its shareholders, has unanimously approved the merger agreement and recommends that Fourth Shift shareholders vote "FOR" the adoption of the merger agreement.

    Fourth Shift shareholders have the right to dissent from the merger under Minnesota law and obtain payment in cash of the fair value of their shares. To perfect and exercise dissenters' rights, shareholders must give written demand for the fair value of their shares before the vote on the merger at the special meeting and must not vote in favor of the merger. A copy of the applicable Minnesota statutory provisions is included as Appendix C to the proxy statement, and a summary of these provisions can be found under "Dissenters' Rights of Appraisal" in the proxy statement.

    The adoption of the merger agreement requires the approval of the holders of a majority of the outstanding shares of Fourth Shift common stock entitled to vote. If there are not sufficient votes to approve the proposed merger at the time of the special meeting, the special meeting may be adjourned to permit further solicitation by Fourth Shift.

                      By Order of the Board of Directors

                      David G. Latzke
                       Secretary

Minneapolis, Minnesota
            , 2001

    Please do not send your stock certificates at this time. If the merger agreement is approved, you will be sent instructions regarding the surrender of your stock certificates.

QUESTIONS AND ANSWERS ABOUT THE MERGER	1
SUMMARY TERM SHEET	3
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	8
THE PARTIES TO THE MERGER	9
THE SPECIAL MEETING OF FOURTH SHIFT SHAREHOLDERS	10
THE MERGER	12
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	25
ACCOUNTING TREATMENT	26
REQUIRED REGULATORY APPROVALS	26
THE MERGER AGREEMENT	26
MARKET PRICE OF FOURTH SHIFT COMMON STOCK	35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	36
DISSENTERS' RIGHTS OF APPRAISAL	37
OTHER MATTERS	39
WHERE YOU CAN FIND MORE INFORMATION	39

QUESTIONS AND ANSWERS ABOUT THE MERGER

1.  Why are AremisSoft Corporation and Fourth Shift proposing the Merger?

    The board of directors of Fourth Shift believes that the merger will benefit you because the merger offers you an attractive premium over the trading price of Fourth Shift common stock prior to the announcement of the merger. In addition the boards of directors of AremisSoft Corporation and Fourth Shift believe that combining the two companies' business will result in an enterprise with a stronger global position and will create significant opportunities for growth.

2.  If the merger is completed, and I do not exercise dissenters' rights, what will I receive for my Fourth Shift common stock?

    You will receive $3.70 in cash for each share of Fourth Shift common stock you own. AremisSoft Corporation will pay cash for all shares of Fourth Shift common stock outstanding as of the closing, other than those shares held by the shareholders, if any, who properly exercise their dissenters' appraisal rights under Minnesota law.

3.  What vote is required for Fourth Shift shareholders to adopt the merger?

    For the merger to be approved, holders of a majority of the outstanding Fourth Shift common stock entitled to vote must vote "FOR" adoption of the merger agreement. If your shares are not voted, it has the same effect as a vote "AGAINST" adoption of the merger agreement.

4.  What do I need to do now?

    After carefully reading and considering the information contained in this proxy statement, please vote your shares as soon as possible by filling out, signing, dating and returning the enclosed proxy card or by attending the meeting.

5.  If my shares are held in "street name" by my broker, will my broker vote my shares for me?

    No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not instruct your broker to vote your shares, it has the same effect as a vote "AGAINST" adoption of the merger agreement.

6.  Can I change my vote after I have mailed my proxy card?

    Yes. You can change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by notifying the Secretary of Fourth Shift in writing or by submitting a new proxy dated after the date of the proxy being revoked. In addition, your proxy will be revoked by you if you attend the special meeting and vote in person. However, simply attending the special meeting will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the instructions received from that broker to change your vote.

7.  Do I need to attend the Fourth Shift special meeting in person?

    No. It is not necessary for you to attend the special meeting to vote your shares if Fourth Shift has previously received your proxy, although you are welcome to attend.

8.  Will I have dissenters' rights as a result of the merger?

    Yes. If you wish to exercise your dissenters' rights, you must follow the requirements of Minnesota law. A summary of the requirements you must follow to exercise your dissenters' rights is included in the "Dissenters' Rights of Appraisal" section of this proxy statement.

9.  When will holders of Fourth Shift common stock receive the merger consideration?

    The merger is expected to be completed promptly following the special meeting of the Fourth Shift shareholders. However, it is possible that delays could require that the merger be completed at a later time. Following closing of the merger, you will receive instructions on how to receive your cash payment in exchange for each share of Fourth Shift common stock. You must return your Fourth Shift stock certificates as described in the instructions, and you will receive your cash payment as soon as practicable after            , the paying agent, receives your Fourth Shift stock certificate. If you hold shares through a brokerage account, your broker will handle the surrender of stock certificates to             .

10.  Who will own Fourth Shift after the merger?

    After the merger, Fourth Shift will be a wholly owned subsidiary of AremisSoft Corporation. Upon completion of the merger, Fourth Shift shareholders will no longer have equity or ownership in Fourth Shift or AremisSoft by virtue of their current ownership of Fourth Shift common stock.

11.  Should I send in my Fourth Shift stock certificates now?

    No. After the merger is completed,            , as paying agent, will send you written instructions for exchanging your Fourth Shift stock certificates.

12.  Will I owe taxes as a result of the merger?

    The cash you receive in the merger in exchange for your shares of Fourth Shift common stock and any cash you may receive from exercising your dissenters' rights will be subject to United States federal income tax and also may be taxed under applicable state, local and foreign tax laws. In general, you will recognize gain or loss equal to the difference between the amount of cash you receive and your adjusted tax basis in your shares of Fourth Shift common stock. We recommend that you read the section entitled "Material United States Federal Income Tax Consequences" in this proxy statement for a more detailed explanation of the tax consequences of the merger. You should consult your tax advisor regarding the specific tax consequences of the merger applicable to you.

13.  Who can help answer my questions?

    If you have additional questions about the merger after reading this proxy statement, you should contact:

    Fourth Shift Corporation
    Two Meridian Crossing
    Minneapolis, Minnesota 55423
    Attention: Secretary
    Facsimile:

SUMMARY TERM SHEET

    This summary term sheet does not contain all of the information that is important to you. You should carefully read the entire proxy statement to fully understand the merger. The merger agreement is attached as Appendix A to this proxy statement. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

Proposed Acquisition

  •
  Shareholder Vote. You are being asked to vote to adopt a merger agreement under which Fourth Shift will be acquired by AremisSoft Corporation.

  •
  Price for Your Stock. As a result of the merger, you will receive $3.70 in cash for each of your shares of Fourth Shift common stock.

  •
  The Acquiror. AremisSoft Corporation develops, markets, implements and supports enterprise-wide software applications, as opposed to host-centric systems, primarily for mid-sized organizations in the manufacturing, healthcare, hospitality and construction industries. Its products facilitate the performance of business-related functions such as accounting, purchasing, manufacturing, customer service, and sales and marketing. AremisSoft has licensed software products to over 7,000 customers in over twenty countries. AremisSoft is incorporated in the State of Delaware and has its principal offices in the United Kingdom and its prinicpal United States offices in Westmont, New Jersey. AremisSoft common stock is listed on the Nasdaq National Market under the symbol "AREM."

    See "The Merger Agreement—Consideration to be Received in the Merger."

Fourth Shift Stock Price

    Shares of Fourth Shift are listed on the Nasdaq National Market under the symbol "FSFT." On February 26, 2001, which was the last trading day before we announced the merger, Fourth Shift common stock closed at $2.625 per share. See "Market Price of Fourth Shift Common Stock."

Unanimous Board Recommendation

    Fourth Shift's Board of Directors has unanimously approved the merger and recommends that Fourth Shift shareholders vote to approve the merger and adopt the merger agreement.

Fairness Opinion

    Broadview International, LLC has delivered to Fourth Shift's Board of Directors its opinion, dated February 26, 2001, that the merger consideration of $3.70 in cash per share is fair from a financial point of view to the holders of Fourth Shift common stock. See "The Merger—Opinion of Advisor to Board of Directors of Fourth Shift."

Fourth Shift's Reason for the Merger

    Fourth Shift's board of directors consulted with senior management and Fourth Shift's financial and legal advisors and considered a number of factors, including the factors set forth below, in reaching its decision to approve the merger and the merger agreement, and to recommend that Fourth Shift's shareholders vote in favor of the merger and adoption of the merger agreement.

  •
  Background;

  •
  Market for Fourth Shift Securities;

  •
  Recent Results of Operation and Financial Position;

  •
  Prospects of Remaining Independent;

  •
  Alternative Transactions;

  •
  Absence of Redundant Operations for the Benefit of Employees;

  •
  Effect on Customers;

  •
  Extended Distribution and Development;

  •
  Merger Consideration;

  •
  Advice of Fourth Shift's Financial Advisor;

  •
  Terms of the Merger Agreement Relating to Alternative Transactions;

  •
  Employee Compensation and Benefits;

    The information and factors set forth above includes the material factors considered by Fourth Shift's board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, Fourth Shift's board of directors did not find it practicable to, and did not quantify or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have given different weights or values to different factors. See "The Merger—Fourth Shift's Reasons for the Merger."

AremisSoft's Reasons for the Merger

    AremisSoft believes that the acquisition of Fourth Shift will be beneficial because Fourth Shift and AremisSoft have complementary product offerings of enterprise resource planning (ERP) and e-business software. The acquisition is intended by AremisSoft to increase its:

  •
  customer base;

  •
  product offerings; and

  •
  market share and name recognition in the United States.

    After the merger, AremisSoft intends to operate Fourth Shift as a wholly-owned subsidiary and to combine the resources of Fourth Shift and AremisSoft to support its enterprise-wide software and Internet-enabled solutions for the manufacturing industry.

    See "The Merger—AremisSoft's Reasons for the Merger."

The Special Meeting of Shareholders

  •
  Place, Date and Time. The special meeting will be held at            , Minneapolis, Minnesota at     a.m., local time, on            , 2001.

  •
  What Vote is Required for Adoption of the Merger. The adoption of the merger agreement requires the approval of the holders of a majority of the outstanding shares of Fourth Shift common stock entitled to vote. The failure to vote has the same effect as a vote against adoption of the merger agreement.

  •
  Who Can Vote at the Meeting. You can vote at the special meeting all of the shares of Fourth Shift common stock you own of record as of            , 2001, which is the record date for the special meeting. If you own shares that are registered in someone else's name, for example, a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. As of the close of business on            , 2001, there were      shares of Fourth Shift common stock outstanding held by approximately      shareholders of record.

  •
  Procedure for Voting. You can vote your shares by attending the special meeting and voting in person or by mailing the enclosed proxy card. You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Secretary of Fourth Shift in writing, or deliver a new proxy dated after the date of the proxy being revoked, before your common stock has been voted at the special meeting, or attend the meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy.

    See "The Special Meeting of Fourth Shift Shareholders."

Shares Held by Directors and Executive Officers

    As of            , 2001, approximately  % of the outstanding shares of Fourth Shift common stock were held by directors and executive officers of Fourth Shift and no shares of Fourth Shift common stock were held by AremisSoft. Mel Stuckey, the Chief Executive Officer of Fourth Shift, and a personal services corporation wholly-owned by Mr. Stuckey have agreed to vote the shares of Fourth Shift common stock held by them in favor of the merger. As of            , 2001, those shareholders held approximately    % of the outstanding shares of Fourth Shift common stock. See "The Merger—Voting Agreement," and "Security Ownership of Certain Beneficial Owners and Management."

Dissenters' Rights of Appraisal

    Minnesota law provides you with dissenters' rights in the merger. This means that if you are not satisfied with the amount you are receiving in the merger, you are entitled to have the value of your shares independently determined and to receive payment based on that valuation. The ultimate amount received by a dissenting shareholder in an appraisal proceeding may be more or less than, or the same as, the amount the dissenting shareholder would have received in the merger. To exercise your dissenters' rights, you must deliver a written objection to the merger to Fourth Shift at or before the special meeting and you must not vote in favor of adoption of the merger agreement. Your failure to follow exactly the procedures specified under Minnesota law will result in the loss of your dissenters' rights. See "Dissenters' Rights of Appraisal."

Material United States Federal Income Tax Consequences

    The merger will be a taxable transaction to you. For United States federal income tax purposes, your receipt of cash in exchange for your shares of Fourth Shift common stock generally will cause you to recognize a gain or loss measured by the difference between the cash you receive in the merger and your tax basis in your shares of Fourth Shift common stock. You should consult your own tax advisor for a full understanding of the merger's tax consequences that are particular to you. See "Material United States Federal Income Tax Consequences."

When the Merger Will Be Completed

    We are working to complete the merger as soon as possible. We anticipate completing the merger on            , 2001, following the special meeting, subject to receipt of shareholder approval and satisfaction of other requirements, including the conditions described immediately below. See "The Merger Agreement—Effective Time of the Merger."

Conditions to Completing the Merger

    The completion of the merger depends on a number of conditions being satisfied, including the following:

  •
  The merger agreement must be adopted by at least a majority of the outstanding shares of Fourth Shift common stock;

  •
  Fourth Shift and AremisSoft must have received all third party consents;

  •
  There must be no legal restraint blocking the merger;

  •
  Fourth Shift's representations and warranties, as set forth in the merger agreement, must be true and correct;

  •
  AremisSoft's and AremisSoft Manufacturing's representations and warranties, as set forth in the merger agreement, must be true and correct;

  •
  Fourth Shift must perform and comply with all covenants under the merger agreement in all material respects;

  •
  AremisSoft and AremisSoft Manufacturing must perform and comply with all covenants under the merger agreement in all material respects;

  •
  Fourth Shift must receive an opinion of legal counsel to AremisSoft;

  •
  AremisSoft must receive an opinion of legal counsel to Fourth Shift; and

  •
  AremisSoft must receive resignations of all directors and officers of Fourth Shift.

    If the law permits, either Fourth Shift or AremisSoft could choose to waive a condition to its obligation to complete the merger even though that condition has not been satisfied. See "The Merger—Conditions to Consummation of the Merger."

Interests of Directors and Officers in the Merger that Differ From Your Interests

    Some of Fourth Shift's officers and directors have interests in the merger that are different from, or are in addition to, their interests as shareholders of Fourth Shift. Fourth Shift's board of directors knew about these additional interests and considered them when they approved the merger agreement. These interests include the following:

  •
  The officers and directors hold stock options to purchase shares of Fourth Shift common stock that will be converted into stock options to purchase shares of AremisSoft common stock;

  •
  The vesting of some of the stock options to purchase shares of Fourth Shift common stock held by officers of Fourth Shift will accelerate and the stock options will be immediately exercisable;

  •
  Some officers will continue as employees of Fourth Shift;

  •
  Mr. Stuckey, Jimmie H. Caldwell, President of Fourth Shift, Randal B. Tofteland, Chief Operating Officer of Fourth Shift, and David G. Latzke, Chief Financial Officer of Fourth Shift, may receive benefits from Fourth Shift pursuant to severance agreements between each of them and Fourth Shift;

  •
  Mr. Stuckey and Mr. Caldwell will enter into consulting agreements with Fourth Shift at the closing of the merger; and

  •
  Officers and directors of Fourth Shift are entitled to indemnification in certain circumstances pursuant to provisions of the articles of incorporation of Fourth Shift and provisions in the merger agreement.

    See "The Merger—Interests of Fourth Shift's Directors and Officers in the Merger."

The Merger

  •
  Procedure for Receiving Merger Consideration. AremisSoft has appointed            , as paying agent, to coordinate the cash payments to Fourth Shift shareholders following the merger. The paying agent will send you written instructions for surrendering your certificates and obtaining the cash payment after we have completed the merger. See "The Merger Agreement—Exchange Procedures."

  •
  Terminating the Merger Agreement. Fourth Shift and AremisSoft can agree at any time to terminate the merger agreement without completing the merger, even if the shareholders of Fourth Shift have approved it. Also, under certain circumstances either Fourth Shift or AremisSoft Corporation can decide, without the consent of the other, to terminate the merger agreement prior to the closing of the merger, even if the shareholders of Fourth Shift have approved the merger agreement. See "The Merger Agreement—Termination and the Effects of Termination."

  •
  Fees and Expenses. Generally, whether or not the merger is consummated, Fourth Shift and AremisSoft are each responsible for their respective expenses incurred in connection with the merger. However, Fourth Shift may be required to pay a termination fee of $2.5 million to AremisSoft if at any time prior to the special meeting, (i) Fourth Shift's board of directors withdraws its recommendation for shareholder approval of the merger agreement, (ii) if Fourth Shift or its board of directors authorizes or recommends an acquisition proposal other than the merger, (iii) a proxy solicitation in opposition to the merger occurs prior to the meeting and thereafter any participant in the proxy solicitation commences a tender offer within twelve months of termination of the merger agreement, or (iv) Fourth Shift amends its shareholders' rights plan or redeems the rights under the plan. See "The Merger Agreement—Termination and the Effects of Termination."

Contact Information

    If you have any questions regarding the merger or any other matters discussed in this proxy statement, please contact:

  Fourth Shift Corporation
  Two Meridian Crossing
  Minneapolis, Minnesota 55423
  Attention: Secretary
  Facsimile:

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

    This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of each of AremisSoft and Fourth Shift as well as information relating to the merger. There are forward-looking statements throughout this proxy statement, including, among others, under the headings, "Summary Term Sheet," "Questions and Answers About the Merger," "The Merger" and "The Merger—Opinion of Financial Advisor to the Board of Directors of Fourth Shift," and in statements containing the words "believes," "expects," "anticipates," "intends," "estimates" or other similar expressions. For each of these statements, Fourth Shift claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

    You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of each of Fourth Shift and AremisSoft. These forward-looking statements speak only as of the date on which the statements were made, and we assume no obligation to update any forward-looking statements to reflect future events or developments occurring after the date on which any of those statements is made.

    In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

  •
  financial performance of each of AremisSoft and Fourth Shift through completion of the merger;

  •
  changes in the capital markets served by us;

  •
  risks from foreign operations and markets;

  •
  the timing of, and regulatory and other conditions associated with, the completion of the merger;

  •
  intensified competitive pressures in the markets in which we compete;

  •
  the loss of key employees; and

  •
  general economic conditions.

THE PARTIES TO THE MERGER

    Fourth Shift Corporation.  Fourth Shift, a Minneapolis, Minnesota-based company, develops and markets internet-enabled, enterprise-wide business software. Its principal product, the Fourth Shift® e-ERP Backbone, includes integrated manufacturing, financial, and e-business applications. Fourth Shift also markets Business Relationship Management and Human Resources Management Systems acquired on a private label OEM basis. Fourth Shift combines its enterprise business applications, professional services, customer support, and on-going personal management of the customer to deliver Complete Care by Fourth Shift. Fourth Shift's software system, which operates in the computing environments most accepted in the business community, including Windows and Windows NT, was one of the first enterprise resource planning, or ERP, systems to facilitate access of employees, customers, and suppliers to essential business data over the Internet. As of March 1, 2001, Fourth Shift has approximately 460 employees. Its common stock is listed on the Nasdaq National Market under the symbol "FSFT." Fourth Shift is a Minnesota corporation with its executive offices located at Two Meridian Crossing, Minneapolis, Minnesota 55423. Its telephone number is (612) 851-1500.

    AremisSoft Corporation.  AremisSoft develops, markets, implements and supports enterprise-wide software applications, as opposed to host-centric systems, primarily for mid-sized organizations in the manufacturing, healthcare, hospitality and construction industries. Its products facilitate the performance of business-related functions such as accounting, purchasing, manufacturing, customer service, and sales and marketing. AremisSoft has licensed software products to over 7,000 customers in over twenty countries. As of September 30, 2000, AremisSoft had 680 full-time employees. AremisSoft is incorporated in the State of Delaware and has its principal offices in the United Kingdom and its United States office in Westmont, New Jersey. AremisSoft has additional principal facilities in India, Cyprus, and Atlanta, Georgia. AremisSoft common stock is listed on the Nasdaq National Market under the symbol "AREM."

    AremisSoft Manufacturing (US), Inc.  AremisSoft Manufacturing (US), Inc. is a Delaware corporation and a wholly owned subsidiary of AremisSoft Corporation. AremisSoft Manufacturing was formed for the sole purpose of facilitating the merger. Pursuant to the terms of the merger agreement, at the effective time of the merger, AremisSoft Manufacturing will be merged with and into Fourth Shift, with Fourth Shift being the surviving corporation.

THE SPECIAL MEETING OF FOURTH SHIFT SHAREHOLDERS

Place, Date, Time and Purpose of the Special Meeting

    The special meeting will be held at            , Minneapolis, Minnesota, on            , 2001 at       a.m. The purpose of the special meeting is to consider and vote on the proposal to approve the merger and to adopt the merger agreement.

    The Fourth Shift board of directors has determined that the merger is in the best interests of Fourth Shift and its shareholders, has unanimously approved the merger and the merger agreement and recommends that Fourth Shift shareholders vote "FOR" the approval of the merger and the adoption of the merger agreement.

Who Can Vote at the Special Meeting

    The holders of record of Fourth Shift common stock as of the close of business on            , 2001, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. If you own shares that are registered in someone else's name, for example, a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. On the record date, there were            of shares of Fourth Shift common stock outstanding held by approximately      shareholders of record.

Vote Required

    The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote. Each share of common stock is entitled to one vote. Failure to vote your proxy, to return a properly executed proxy card or to vote in person will have the same effect as a vote "AGAINST" adoption of the merger agreement. Your broker or nominee does not have the right to vote your shares of Fourth Shift common stock without your instruction. Abstentions and properly executed broker non-votes will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists and will have the same effect as votes "AGAINST" adoption of the merger agreement.

    The holders of a majority of the outstanding shares of Fourth Shift common stock entitled to be cast as of the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum and any adjournment of the special meeting, unless the holder is present solely to object to the special meeting. However, if a new record date is set for an adjourned meeting, then a new quorum will have to be established.

    Mr. Stuckey and a corporation wholly-owned by him have signed a voting agreement with AremisSoft agreeing to vote in favor of the merger and the merger agreement. The shares of Fourth Shift common stock held by them constitutes approximately 6.5% of the outstanding shares of Fourth Shift common stock. See "The Merger—Voting Agreement."

Voting by Proxy

    This proxy statement is being sent to you on behalf of the board of directors of Fourth Shift for the purpose of requesting that you allow your shares of Fourth Shift common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Fourth Shift common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on that proxy. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by Fourth Shift's board of directors. The board recommends a vote "FOR" the merger and adoption of the merger agreement.

    The persons named in the proxy card will use their own judgment to determine how to vote your shares regarding any matters not described in this proxy statement that are properly presented at the special meeting. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. However, no proxy voted against the proposal to approve the merger will be voted in favor of an adjournment or postponement to solicit additional votes in favor of adoption of the merger agreement. Fourth Shift does not know of any matter to be presented at the meeting other than the proposal to adopt the merger agreement.

    You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Secretary of Fourth Shift in writing, deliver a proxy dated after the date of the proxy you wish to revoke, or attend the meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy.

    If your Fourth Shift common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker or bank may allow you to deliver your voting instructions. Please see the instruction form that accompanies this proxy statement.

    Fourth Shift will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Fourth Shift may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. Fourth Shift will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. [Fourth Shift has engaged            to assist in the solicitation of proxies for the meeting and will pay            a fee of approximately $      .]

THE MERGER

    The discussion of the merger in this proxy statement is qualified by reference to the merger agreement, which is attached to this proxy statement as Appendix A. You should read the entire merger agreement carefully.

Background of the Merger

    The past several years have witnessed significant changes in the software applications industry and particularly the portion of that industry that provides enterprise software to manage the entire operations of a manufacturing or industrial concern. Followed by a robust market in 1998 for sales of new systems, Fourth Shift, like most of the companies in this part of the software industry, was negatively impacted in 1999 by the reluctance of companies to adopt new enterprise software systems. Although participants in this industry expected improvement during 2000, sales by virtually all enterprise software providers during the past fiscal year were sluggish. In addition to slow sales, participants in the enterprise software industry have been negatively impacted by the decline in securities markets for technology oriented companies.

    These market forces have caused significant consolidation in the enterprise software industry. Like many of its competitors, Fourth Shift has been contacted during the past 18 months by a number of companies regarding its interest in being an acquiror or its interest in combining with another company. Although Fourth Shift has not actively solicited bids, it has had informal discussions with a number of entities during this period.

    Fourth Shift was first contacted by Paul Bloom, the Executive Vice President-Corporate Development of AremisSoft, in late fall 1999. Mr. Bloom posed to Mel Stuckey, the Chief Executive Officer of Fourth Shift, the possibility of a business combination with AremisSoft. Conversations between Mr. Bloom and Mr. Stuckey continued through late 1999. These inquiries by Mr. Bloom and AremisSoft were first considered by the Fourth Shift board of directors at a meeting held December 14, 1999. Although the board of directors determined not to actively seek the sale of Fourth Shift, it did authorize Mr. Stuckey to meet and discuss combination issues with AremisSoft.

    The Chief Executive Officer of AremisSoft met with Mr. Stuckey, Jimmie Caldwell, President of Fourth Shift, and David Latzke, Chief Financial Officer of Fourth Shift, in mid-December 1999. The Chief Executive Officer of AremisSoft also contacted Mr. Stuckey on December 30, 1999 and probed Mr. Stuckey for guidance as to the form of transaction that Fourth Shift's board of directors might find acceptable. During December 1999 and January 2000, Fourth Shift executive officers gathered market and financial information regarding AremisSoft and outside legal counsel to Fourth Shift reviewed Securities and Exchange Commission filings made by AremisSoft.

    At a special meeting of the Fourth Shift board of directors on January 7, 2000, the Fourth Shift board considered the preliminary combination overatures made by AremisSoft. At that meeting, legal counsel advised the board of its fiduciary duties during business combination discussions and the board of directors considered Fourth Shift's trading history, financial performance in the fourth quarter, and other factors impacting its market price. The Fourth Shift board of directors compared and contrasted the price/earnings multiples of, and the growth and projected growth rate of AremisSoft and Fourth Shift as well as expectations with respect to employee and management retention. The board of directors authorized the execution of a confidentiality agreement and instructed the officers to proceed with the discussions with AremisSoft. At its regular meeting held January 18, 2000, the board of directors considered additional information obtained regarding AremisSoft, as well as several other alternatives to grow Fourth Shift independently, and authorized the retention of Broadview Associates International LLC to act as financial advisor to Fourth Shift. Although discussions continued throughout January and early February 2000, in mid-February 2000, AremisSoft advised Fourth Shift that the discussions were being suspended pending completion by AremisSoft of a public financing.

    Fourth Shift nevertheless maintained its engagement with Broadview and continued to receive proposals from a number of additional suitors during the spring and summer of 2000. Fourth Shift had extensive discussions with a potential combination partner for its China operations in March 2000 that were terminated when the other party was unable to complete a transaction for financing in the United States. Fourth Shift had repeated discussions with two software companies in April through June 2000, but these discussions terminated when the market price for the securities of these parties declined. Fourth Shift also had discussions with a publicly-traded software supplier in May through July 2000, referred to as Company A. In addition, Fourth Shift had discussions with two other software suppliers in August and September 2000. Although many of these discussions included preliminary discussions of the structure of a business combination, because of market changes, none of them proceeded to a proposal. As a result of decreased involvement, Fourth Shift terminated its engagement with Broadview in late September 2000, although it agreed to pay Broadview a success fee if a transaction is completed with one of five identified companies, including AremisSoft.

    On November 8, 2000, a supplier of enterprise software, referred to as Company B, visited Fourth Shift's offices and commenced a dialogue regarding business combinations. In mid-November, Fourth Shift was also approached by a group of financiers that desired to use Fourth Shift's management as a means of consolidating enterprise software providers for mid-sized manufacturing concerns with intentions of structuring a transaction with one specific supplier. In partial response to these inquiries, Fourth Shift's executives started an informal dialogue with several potential financial advisers, including Trilogy Partners.

    At a special meeting of the Fourth Shift board of directors on December 4, 2000, the board considered the continued depressed market for Fourth Shift's products, the structure of the two potential transactions that had been proposed and the retention of a financial adviser. The board of directors authorized the retention of Trilogy for general assistance with combination discussions as well as a special purpose engagement of the financiers to pursue the consolidation strategy with one identified enterprise software company.

    Trilogy continued negotiations with Company B, leading to a meeting between the executive officers of such company and officers of Fourth Shift on December 7, 2000. Company B intimated its interest in pursuing an acquisition of all of Fourth Shift's shares for approximately $3.00 cash per share. At the same time, Trilogy reopened the dialogue with AremisSoft and inquired of several other companies whether they were interested in discussing a combination transaction with Fourth Shift. AremisSoft indicated substantial interest in exceeding the preliminary cash purchase offer proposed by the European supplier with a stock for stock exchange. Representatives of Fourth Shift, Trilogy and AremisSoft met on December 16, 2000 in California and preliminarily discussed a renewed effort to combine Fourth Shift and AremisSoft. On December 18, 2000, AremisSoft executed a confidentiality agreement required by Fourth Shift as a condition to further negotiations. Trilogy met with AremisSoft again on December 21, 2000.

    Trilogy continued the dialogue with Company A and Mr. Stuckey had several conversations in mid-December with the Chief Executive Officer of Company A. In addition, both Mr. Stuckey and Mr. Caldwell met with Company A on December 20, 2000. On December 22, 2000, the Fourth Shift board of directors met by conference call and received reports from Trilogy and the Fourth Shift executives that, while discussions with AremisSoft and Company B were promising, Company A seemed reluctant to engage in serious negotiations.

    In late December 2000, Trilogy and the Fourth Shift executives transmitted information to AremisSoft and scheduled additional meetings with AremisSoft executives. An additional meeting with Mr. Bloom was held at Fourth Shift's offices on January 9, 2001. Additional meetings with the European supplier were held at Fourth Shift's offices on January 10 and 11, 2001. Fourth Shift, with Trilogy's assistance, continued negotiations with AremisSoft through January 15, 2001, resulting in an informal offer from AremisSoft on January 15, 2001. AremisSoft proposed a merger in which all of the outstanding common stock of Fourth Shift would be exchanged for common stock of AremisSoft based on a value of $3.50 per share of Fourth Shift common stock.

    At the regular meeting of the Fourth Shift board of directors held January 16, 2001, Trilogy presented the informal offer from AremisSoft and the status of discussions with both Company A and Company B. In addition, legal counsel advised the directors their fiduciary duties in the context of these discussions. A full budget for Fourth Shift's 2001 fiscal year was considered, as well as its implications for the market price of Fourth Shift common stock. Trilogy presented detailed information regarding the trading price of, and market environment for, enterprise software suppliers to mid-sized manufacturing concerns, including comparative financial and market price information for four principal competitors of Fourth Shift. It discussed with directors its perception of declining spending in information technology. Trilogy presented preliminary information on valuation parameters, summarizing Fourth Shift's position relative to size and relative to maintenance revenue of four peers and regarding AremisSoft's financial performance, the geographic and industry concentrations of its business, its management strengths and weaknesses, its technology platform and other matters. The board of directors discussed in detail the affect of a potential business combination on Fourth Shift's operations and the considerable risks both in meeting Fourth Shift's 2001 budget and in generating market prices approaching the terms being offered by the potential business combination partners. The board determined to move forward with discussions, and an exchange of due diligence documentation, with AremisSoft. The board of directors also authorized an amendment to the agreement with Broadview to obtain Broadview's assistance with evaluation of the AremisSoft proposal from a financial point of view.

    Between January 16 and January 23, 2001, Trilogy renewed contact with Company B, indicating that its price was not adequate. On January 23, 2001, Company B increased its cash offer and amended its offer to provide for continuation of certain options held by Fourth Shift employees. In response, AremisSoft increased its informal offer to a stock for stock exchange at $4.00 per share on January 24, 2001. By conference call held January 25, 2001, the board of directors met and determined to proceed with the AremisSoft offer. Legal counsel to Fourth Shift and AremisSoft exchanged information request lists during the last week of January and began preparation of documentation.

    On February 6, 2001, AremisSoft revised its offer to $3.60 per share in cash (rather than a stock for stock exchange), a price higher than the most recent offer of Company B. Fourth Shift and Trilogy again approached the European enterprise software supplier but were unable to obtain an increased offer. Through additional negotiations, AremisSoft increased its offer to $3.70 per share in cash. Mr. Stuckey polled Fourth Shift directors and, based on their informal advice, determined to proceed.

    Fourth Shift received a first draft of the merger agreement incorporating AremisSoft's proposal on February 10, 2001. Fourth Shift responded with comments on February 12, 2001. On February 13, 2001, the board of directors of Fourth Shift met to consider the terms of the merger agreement with AremisSoft. Trilogy and legal counsel to Fourth Shift described the terms of the proposed merger in detail, as well as the timing and approval required to complete the transaction. Broadview presented preliminary information regarding the pricing of companies in the mid-market enterprise software business, noting a substantial decline in market expectations, and presented preliminary valuation analyses of the acquisition based on a number of financial ratios. Counsel summarized the consequences of the transaction under the severance agreements with the Chief Executive Officer and President of Fourth Shift, as well as proposed consulting agreements to be executed upon completion of the transaction. The board discussed the effects of the transaction on the shareholders, employees and business operations of Fourth Shift. Based on such discussions, the board determined to proceed with the preparation and negotiation of final documentation for the AremisSoft transaction for consideration of the board at a subsequent board meeting.

    Between February 13, 2001 and February 26, 2001, Trilogy and management of Fourth Shift, with the assistance of Fourth Shift's legal counsel, negotiated with AremisSoft and its counsel the final terms of the merger agreement, including terms relating to segregation and monitoring of AremisSoft funds adequate to pay the cash purchase price, and provided remaining documentation requested of AremisSoft's counsel. At a special meeting of the board of directors of Fourth Shift on February 26, 2001, the Fourth Shift board of directors considered the terms of the merger agreement in detail. Broadview provided a detailed presentation of its analyses of the transaction from a financial perspective and delivered its opinion regarding the fairness of the transaction from a financial point of view. At the meeting, a committee of the board, consisting of Messrs. Adams, Lair, Price and Sheffert, was established pursuant to Minnesota Statutes Section 302A.673 to consider the terms of the transaction. After deliberation, the committee unanimously approved the terms of the merger and the merger agreement and recommended adoption by the board. The board of directors unanimously approved the merger and the merger agreement, and amended the Fourth Shift shareholder rights plan to exclude the merger from its provisions.

Fourth Shift's Reasons for the Merger

    Fourth Shift's board of directors consulted with executive officers and with its financial and legal advisors and considered a number of factors, including those set forth below, in reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement, and to recommend that Fourth Shift's shareholders vote "FOR" adoption of the merger agreement.

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  Background. Fourth Shift's board of directors was aware of consolidation that has occurred during the past eighteen months among suppliers of enterprise software to mid-sized manufacturing concerns. Fourth Shift's board was aware through numerous discussions with participants in this industry of other comparable transactions that had occurred in the industry. Fourth Shift's management held numerous meetings, and reported the substance of these meetings to the board, with other participants in the industry interested in pursuing combination discussions.

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  Market for Securities. Fourth Shift's board of directors was aware of the substantial decline in market value for its securities and for the securities of other companies that develop and sell enterprise software for manufacturing concerns during the past twelve months. The board of directors considered the prospects of obtaining new institutional coverage and interest given Fourth Shift's market capitalization and the decreased coverage afforded by investment banking concerns.

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  Recent results of operations and financial position. Fourth Shift's board of directors was knowledgeable about the decline in its software license revenue during the past two years and the losses incurred by Fourth Shift during the 1999 and 2000 fiscal years. The board of directors considered the proposed budget presented by management for the current fiscal year and its likely impact on market price and its ability to expand operations. Fourth Shift's board of directors also considered and was knowledgeable about the risks inherent in achieving the budget.

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  Review of Prospects in Remaining Independent. Fourth Shift's board of directors considered Fourth Shift's financial condition, results of operations and business and earnings, including its prospects, if it were to remain independent in light of the consolidation and other developments occurring in the software industry.

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  Alternative Transactions. Fourth Shift's board of directors considered several alternative business combination transactions that were being negotiated and both the pricing of those transactions and potential risks to completion posed by lack of apparent funding and complexity presented by those transactions.

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  Absence of Redundant Operations for the Benefit of Employees. Fourth Shift's board of directors considered the absence of significant U.S. operations of AremisSoft for sale of enterprise software solutions and the need for substantial operations. The board of directors considered the likelihood that most of Fourth Shift's personnel would be retained.

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  Effect on Customers. Fourth Shift's board of directors considered the effect that the merger would have on its customers and the likelihood that AremisSoft would be able to serve Fourth Shift's customers.

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  Extended Distribution and Development. The board of directors of Fourth Shift considered the distribution capability established by AremisSoft in countries in which Fourth Shift had little sales, including Central and Eastern Europe, the increased distribution that could be generated through cross-selling with AremisSoft's other enterprise systems for healthcare and specific industries, and the low cost software development that could be facilitated through AremisSoft's Indian operations. The board of directors considered the increased sales and higher industry visibility the combination of these features with its robust software and considerable U.S. presence.

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  Merger Consideration. In addition to the analysis and presentations by Fourth Shift's financial advisor referred to in "The Merger—Opinion of Financial Advisor to the Board of Directors of Fourth Shift" below which were based upon comparable companies, comparable transactions and market premium analyses, Fourth Shift's board of directors reviewed other multiples and determined that the ratio represented by the AremisSoft proposal was favorable.

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  Advice from Fourth Shift's Financial Advisor. Fourth Shift's board of directors considered the detailed presentations made by Broadview with respect to the merger and the proposed consideration offered to the holders of Fourth Shift common stock in the merger, which are discussed further below under "The Merger—Opinion of Financial Advisor to the Board of Directors of Fourth Shift" and Broadview's opinion that, as of the date of its opinion, the merger consideration to be received by the holders of Fourth Shift common stock was fair, from a financial point of view, to the holders of Fourth Shift common stock. The full text of this opinion is attached to this proxy statement as Appendix B.

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  Certain Terms of the Merger Agreement Relating to Alternative Transactions. In evaluating the adequacy of the consideration to be received, the board of directors understood that the merger agreement did not preclude a third party offer for Fourth Shift. In particular, the merger agreement permits the board of directors, in connection with a proposal more favorable than the merger from a financial point of view, and as required by the board of directors' fiduciary duties:

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  to provide information to, and engage in discussions or negotiations with, a third party that makes an unsolicited bona fide written acquisition proposal; and

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  to withdraw its recommendation that the stockholders vote in favor of adopting the merger agreement after it has given notice to AremisSoft.

    Fourth Shift's board of directors also considered that the merger agreement:

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    permits AremisSoft to terminate the merger agreement if the board of directors of withdraws or modifies its recommendation or recommends a superior proposal; and

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    requires Fourth Shift to pay a termination fee to AremisSoft if the merger agreement is terminated under such circumstances.

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  Employee Compensation and Benefits. The board of directors considered the provisions of the merger agreement and other contractual arrangements that protect the benefits, compensation, employment, severance and termination plans or other arrangements afforded to Fourth Shift's employees, including the provisions that options to purchase Fourth Shift common stock will be exercisable for AremisSoft common stock. See "The Merger Agreement—Fourth Shift Options."

    The foregoing discussion of the information and factors considered by Fourth Shift's board of directors, while not exhaustive, includes the material factors considered by the board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, Fourth Shift's board of directors did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have given different weights to different factors.

Recommendation of Fourth Shift's Board of Directors

    After careful consideration, Fourth Shift's board of directors has unanimously determined that the merger agreement is advisable and in the best interests of Fourth Shift and its shareholders, has unanimously determined that the merger is fair to, and in the best interests of, the shareholders of Fourth Shift, has unanimously approved the merger agreement, and unanimously recommends that Fourth Shift shareholders vote "FOR" the approval of the merger and the adoption of the merger agreement.

Opinion of Financial Advisor to the Board of Directors of Fourth Shift

    Pursuant to a letter agreement dated as of January 19, 2001, Broadview was engaged to provide a fairness opinion in connection with Fourth Shift's pursuit of a transaction with AremisSoft. The Fourth Shift board of directors selected Broadview to render a fairness opinion based on Broadview's reputation and experience in the information technology, communication and media sector and the enterprise software industry in particular. Broadview focuses on providing merger and acquisition advisory services to information technology, communications and media companies. In this capacity, Broadview is continually engaged in valuing these businesses and maintains an extensive database of information technology, communications and media mergers and acquisitions for comparative purposes. At the meeting of the Fourth Shift board of directors on February 26, 2001, Broadview rendered its opinion that, as of February 26, 2001, based upon and subject to the various factors and assumptions described in the Broadview opinion, the merger consideration to be received by holders of Fourth Shift common stock under the merger agreement was fair, from a financial point of view, to holders of Fourth Shift common stock.

    Broadview's opinion, which describes the assumptions made, matters considered and limitations on the review undertaken by Broadview, is attached as Appendix B to this proxy statement. Fourth Shift shareholders are urged to, and should, read the Broadview opinion carefully and in its entirety. The summary of the Broadview opinion set forth in this proxy statement, although materially complete, is qualified in its entirety by reference to the full text of such opinion. The Broadview opinion is directed to the Fourth Shift board of directors and addresses only the fairness of the merger consideration from a financial point of view to holders of Fourth Shift common stock as of the date of the opinion. The Broadview opinion does not address any other aspect of the merger and does not constitute a recommendation to any Fourth Shift shareholder as to how to vote at the Fourth Shift special meeting. In addition, Broadview's opinion related to the merger consideration to be received by holders of Fourth Shift common stock, and Broadview expressed no opinion as to the fairness of the consideration to be received by Fourth Shift option holders. In this regard, Broadview expressed no opinion as to the price at which AremisSoft common stock will trade at any time in the future.

    In connection with rendering its opinion, Broadview, among other things:

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  reviewed the terms of the draft merger agreement furnished to Broadview by Dorsey & Whitney LLP, outside legal counsel to Fourth Shift, on February 22, 2001;

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  reviewed certain publicly available financial statements and other information on Fourth Shift;

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  reviewed certain internal financial and operating information, including certain projections for Fourth Shift prepared and provided to Broadview by Fourth Shift management;

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  participated in discussions with Fourth Shift management concerning the operations, business strategy, financial performance and prospects for Fourth Shift;

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  discussed the strategic rationale for the merger with Fourth Shift management;

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  reviewed the recent reported closing prices and trading activity for Fourth Shift common stock;

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  compared aspects of the financial performance of Fourth Shift with other comparable public companies;

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  analyzed available information, both public and private, concerning other comparable mergers and acquisitions;

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  reviewed recent equity research analyst reports covering Fourth Shift;

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  participated in discussions related to the merger with Fourth Shift, AremisSoft Corporation and their respective financial and legal advisors; and

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  conducted other financial studies, analyses and investigations as Broadview deemed appropriate for purposes of its opinion.

    In rendering its opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information, including without limitation the representations and warranties contained in the merger agreement, that was publicly available or furnished to Broadview by Fourth Shift, AremisSoft Corporation or their respective advisors. With respect to the financial projections examined by Broadview, Broadview assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Fourth Shift as to the future performance of Fourth Shift. Broadview also assumed that Fourth Shift is not currently involved in any material transaction as of the date of Broadview's opinion other than the merger, other publicly announced transactions and those activities undertaken in the ordinary course of conducting its business. Broadview also relied, with Fourth Shift's permission, on AremisSoft Corporation representations that it would have sufficient funds to complete the transaction.

    Broadview did not make or obtain any independent appraisal or valuation of any of Fourth Shift's assets. Broadview's opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of February 26, 2001, and any change in such conditions since that date would require a reevaluation of Broadview's opinion.

    The following is a brief summary of some of the sources of information and valuation methodologies employed by Broadview in rendering its opinion. These analyses were presented to the Fourth Shift board of directors at its meeting on February 26, 2001. This summary includes the financial analyses used by Broadview and deemed to be material, but does not purport to be a complete description of analyses performed by Broadview in arriving at its opinion. Broadview did not explicitly assign any relative weights to the various factors of analyses considered. This summary of financial analyses includes information presented in tabular format. To fully understand the financial analyses used by Broadview, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Fourth Shift Stock Performance Analysis

    Broadview compared the recent stock performance of Fourth Shift with that of the NASDAQ Composite and the Fourth Shift Comparable Index. The Fourth Shift Comparable Index is comprised of public companies that Broadview deemed comparable to Fourth Shift. Broadview selected companies competing in the middle market ERP software industry with negative net income for the last reported 12 months and revenues between $25 million and $250 million for the last reported 12 months. The Fourth Shift Comparable Index consists of the following companies: MAPICS, Inc.; QAD, Inc.; Frontstep, Inc.; Ross Systems, Inc.; Epicor Software Corporation; American Software, Inc.; and Made2Manage Systems, Inc.

Public Company Comparable Analysis

    Broadview considered ratios of share price and market capitalization, adjusted for cash and debt when necessary, to selected historical operating results in order to derive multiples placed on a company in a particular market segment. To perform this analysis, Broadview compared financial information of Fourth Shift with publicly available information for the companies comprising the Fourth Shift Comparable Index. For this analysis, as well as other analyses, Broadview examined publicly available information.

    The following table presents, as of February 23, 2001, the median multiples and the range of multiples for the Fourth Shift Comparable Index of total market capitalization (defined as equity market capitalization plus total debt minus cash and cash equivalents) divided by selected operating metrics:

	Median Implied Value	Range of Implied Values
Total Market Capitalization to Last 12 Months Revenue	0.342 x	0.016 x - 0.783 x
Total Market Capitalization to Last 12 Months Gross Profit	0.672 x	0.024 x - 1.196 x
Total Market Capitalization to Last Quarter Annualized Revenue	0.325 x	0.014 x - 0.811 x
Total Market Capitalization to Last Quarter Annualized Gross Profit	0.606 x	0.020 x - 1.258 x

    The following table presents, as of February 23, 2001, the median implied per share values and the range of implied per share values of Fourth Shift's common stock, calculated by using the multiples shown above and the appropriate Fourth Shift operating metric:

	Median Implied Value	Range of Implied Values
Total Market Capitalization to Last 12 Months Revenue	$1.98	$0.12 - $4.49
Total Market Capitalization to Last 12 Months Gross Profit	$2.12	$0.11 - $3.75
Total Market Capitalization to Last Quarter Annualized Revenue	$1.83	$0.11 - $4.52
Total Market Capitalization to Last Quarter Annualized Gross Profit	$1.88	$0.09 - $3.88

    No company utilized in the public company comparables analysis as a comparison is identical to Fourth Shift. In evaluating the comparables, Broadview made numerous assumptions with respect to middle market ERP software industry performance and general economic conditions, many of which are beyond the control of Fourth Shift. Mathematical analysis, such as determining the median, average or range, is not in itself a meaningful method of using comparable company data.

Transaction Comparables Analysis

    Broadview considered ratios of equity purchase price, adjusted for the seller's cash and debt when appropriate, to selected historical operating results in order to indicate multiples strategic and financial acquirers have been willing to pay for companies in a particular market segment. In order to perform this analysis, Broadview reviewed a number of transactions that it considered similar to the merger. Broadview selected these transactions by choosing recent transactions involving sellers in the middle market ERP software industry, excluding equity investments, with revenues between $10 million and $500 million in the last reported 12 months before the acquisition. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as information from Broadview's proprietary database of published and confidential merger and acquisition transactions in the information technology, communication and media industries. These transactions consisted of the acquisition of:

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  Pivotpoint, Inc. by MAPICS, Inc.;

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  JobBOSS Software, Inc. by Kewill Systems plc;

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  Distribution Architects International, Inc. by Symix Systems, Inc.;

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  Effective Management Systems, Inc. by Industrial and Financial Systems, IFS AB;

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  JBA Holdings plc by Geac Computer Corporation Limited; and,

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  Marcam Solutions, Inc. by Invensys plc.

    The following table presents, as of February 23, 2001, the median multiple and the range of multiples of adjusted price (defined as equity price plus total debt minus cash and cash equivalents) divided by the seller's revenue in the last reported 12 months prior to acquisition for the transactions listed above:

	Median Multiple	Range of Multiples
Adjusted Price to Last Reported 12 Months Revenue	0.837 x	0.363 x - 2.193 x

    The following table presents, as of February 23, 2001, the median implied per share value and the range of implied per share values of Fourth Shift's common stock, calculated by multiplying the multiples shown above by the appropriate Fourth Shift operating metric for the 12 months ended December 31, 2000:

	Median Implied Value	Range of Implied Values
Adjusted Price to Last Reported 12 Months Revenue	$4.54	$1.98 - $11.83

    No transaction utilized as a comparable in the transaction comparables analysis is identical to the merger. In evaluating the comparables, Broadview made numerous assumptions with respect to the middle market ERP software industry's performance and general economic conditions, many of which are beyond the control of Fourth Shift or AremisSoft. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable transaction data.

Transaction Premiums Paid Analysis

    Broadview considered the premiums paid above a seller's share price in order to determine the additional value that strategic and financial acquirers, when compared to public stockholders, are willing to pay for companies in a particular market segment. To perform this analysis, Broadview reviewed a number of transactions involving publicly-held software companies. Broadview selected these transactions from its proprietary database by choosing transactions since January 1, 1999 with an equity purchase price between $10 million and $100 million. These transactions consisted of the acquisition of:

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  Marcam Solutions, Inc. by Invensys plc;

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  ConnectInc.com, Co. by Calico Commerce, Inc.;

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  DemandStar.com, Inc. by Onvia.com, Inc.;

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  Interlink Computer Sciences, Inc. by Sterling Software, Inc.;

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  Metrowerks, Inc. by Motorola, Inc.;

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  Continuus Software Corporation by Telelogic AB;

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  Diehl Graphsoft, Inc. by Nemetschek Aktiengesellshaft;

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  Wave Technologies International, Inc. by Thomson US Holdings, Inc.;

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  Interface Systems, Inc. by Tumbleweed Communications Corp.;

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  Transition Analysis Component Technology, Inc. by Aspect Development, Inc.;

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  Wall Data Incorporated by NetManage, Inc.;

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  OptiSystems Solutions, Ltd. by BMC Software, Inc.;

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  ULTRADATA Corporation by Concentrex, Inc.;

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  Inference Corporation by eGain Communications Corporation;

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  Expert Software, Inc. by Activision, Inc.;

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  FDP Corporation by SunGard Data Systems, Inc.;

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  Template Software, Inc. by Level 8 Systems, Inc.;

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  ViaGrafix Corporation by 7th Level, Inc.;

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  Oacis Healthcare Holdings Corp. by Science Applications International Corporation;

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  Xionics Document Technologies, Inc. by Oak Technology, Inc.;

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  Simware Inc. by NetManage, Inc.;

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  ShowCase Corporation by SPSS, Inc.;

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  Voice Control Systems, Inc. by Royal Philips Electronics of the Netherlands;

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  Analogy, Inc. by Avant! Corporation; and

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  Enterprise Software, Inc. by LiveWire Media LLC.

    The following table presents, as of February 23, 2001, the median premium and the range of premiums for these transactions calculated by dividing: (1) the offer price per share minus the closing share price of the seller's common stock twenty trading days or one trading day prior to the public announcement of the transaction, by (2) the closing share price of the seller's common stock twenty trading days or one trading day prior to the public announcement of the transaction:

	Median Premium	Range of Premiums
Premium Paid to Seller's Share Price One Trading Day Prior to Announcement	31.3%	(6.3%) - 100.0%
Premium Paid to Seller's Share Price Twenty Trading Days Prior to Announcement	66.7%	15.6% - 287.1%

    The following table presents the median implied value and the range of implied values of Fourth Shift's common stock, calculated by using the premiums shown above and Fourth Shift's share price twenty trading days and one trading day prior to February 23, 2001:

	Median Implied Value	Range of Implied Values
Premium Paid to Seller's Share Price One Trading Day Prior to Announcement	$2.95	$2.11 - $4.50
Premium Paid to Seller's Share Price Twenty Trading Days Prior to Announcement	$2.81	$1.95 - $6.53

    No transaction utilized as a comparable in the transaction premiums paid analysis is identical to the merger. In evaluating the comparables, Broadview made numerous assumptions with respect to the middle market ERP software industry's performance and general economic conditions, many of which are beyond the control of Fourth Shift or AremisSoft Corporation. Mathematical analysis, such as determining the average, median or range is not in itself a meaningful method of using comparable transaction data.

Present Value of Projected Share Price Analysis

    Broadview calculated the present value of potential future share prices of Fourth Shift common stock on a stand-alone basis using management estimates for Fourth Shift for the 12 months ending December 31, 2001. The implied share price calculated using the median total market capitalization to last 12 months revenue multiple for the Fourth Shift Comparable Index and a discount rate determined by the Capital Asset Pricing Model with the risk implied by the past stock performance of the Fourth Shift Comparable Index was $1.98. The implied share price calculated using the total market capitalization to last 12 months revenue multiple for Fourth Shift and a discount rate determined by the Capital Asset Pricing Model with the risk implied by the past stock performance of Fourth Shift was $2.17.

Consideration of the Discounted Cash Flow Methodology

    While discounted cash flow is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of this opinion. Discounted cash flow analysis is most appropriate for companies which exhibit relatively steady or somewhat predictable streams of future cash flow. Given the uncertainty in estimating both the future cash flows and a sustainable long-term growth rate for the Company, Broadview considered a discounted cash flow analysis inappropriate for valuing Fourth Shift.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Broadview considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Broadview believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

    In performing its analyses, Broadview made numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond the control of Fourth Shift or AremisSoft. The analyses performed by Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The consideration to be received by holders of Fourth Shift common shares pursuant to the merger agreement and other terms of the merger agreement were determined through arm's length negotiations between Fourth Shift and AremisSoft, and were approved by the Fourth Shift board of directors. Broadview participated in discussions with the Fourth Shift board of directors during such negotiations. However, Broadview did not recommend any specific consideration to the Fourth Shift board of directors or that any specific consideration constituted the only appropriate consideration for the merger. In addition, Broadview's opinion and presentation to the Fourth Shift board of directors was one of many factors taken into consideration by the Fourth Shift board of directors in making its decision to approve the merger. Consequently, the Broadview analyses as described above should not be viewed as determinative of the opinion of the Fourth Shift board of directors with respect to the value of Fourth Shift or of whether the Fourth Shift board of directors would have been willing to agree to a different consideration.

Engagement Fees to Broadview and Trilogy

    Under the terms of Fourth Shift's engagement of Broadview, Broadview is entitled to a fairness opinion fee of $350,000. In addition, Fourth Shift has agreed to reimburse Broadview for its reasonable expenses, and to indemnify Broadview and its affiliates against certain liabilities and expenses related to their engagement, including liabilities under the federal securities laws.

    Under the terms of Fourth Shift's engagement of Trilogy, Trilogy is entitled to a fee in an amount equal to 1% of the total merger consideration delivered by AremisSoft, payable when the merger is effective. In addition, Fourth Shift has agreed to reimburse Trilogy for its reasonable expenses, and to indemnify Trilogy and its affiliates against certain liabilities and expenses related to their engagement, including liabilities under the federal securities laws.

    The terms of the fee arrangement with each of Broadview and Trilogy, which Fourth Shift believes are customary in transactions of this nature, were negotiated at arm's length between Fourth Shift and each of Broadview and Trilogy. The board of directors of Fourth Shift was aware of the nature of the fee arrangements when it evaluated the merger.

AremisSoft's Reasons for the Merger

    AremisSoft believes that the acquisition of Fourth Shift will be beneficial because Fourth Shift and AremisSoft have complementary product offerings of enterprise resource planning (ERP) and e-business software. The acquisition is intended by AremisSoft to increase its:

  •
  customer base;

  •
  product offerings; and

  •
  market share and name recognition in the United States.

    After the merger, AremisSoft intends to operate Fourth Shift as a wholly-owned subsidiary and to combine the resources of Fourth Shift and AremisSoft to support its enterprise-wide software and Internet-enabled solutions for the manufacturing industry.

Interests of Fourth Shift's Officers and Directors in the Merger

    Some of Fourth Shift's directors and officers have interests in the merger that are different from, or are in addition to, their interests as shareholders in Fourth Shift. Fourth Shift's board of directors knew about these additional interests and considered them when they approved the merger agreement. These interests include the following:

  •
  Stock Options. The officers and directors of Fourth Shift hold stock options that will be converted into stock options of AremisSoft. All stock options to purchase Fourth Shift common stock, whether or not currently exercisable, will be converted into options to purchase AremisSoft common stock at the rate of an option to purchase one share of AremisSoft Common Stock for each option to purchase 6.14159 shares of Fourth Shift common stock outstanding immediately prior to the merger. The exercise price of the options will be equal to their exercise price prior to the merger multiplied by 6.14159. In addition, some of the stock options held by Fourth Shift employees, including the options held by its Chief Executive Officer and its President, will become immediately exercisable because of the terms of their employment agreements.

  •
  Severance Agreements. Mr. Stuckey, Mr. Caldwell, Mr. Latzke and Mr. Tofteland have previously entered into severance agreements with Fourth Shift. The severance agreements, as amended, provide for severance payments to the officers if their employment is terminated after a change of control. Although AremisSoft has indicated its intention to retain Mr. Latzke and Mr. Tofteland after the merger, it has negotiated consulting agreements with Mr. Stuckey and

    Mr. Caldwell that provide that their employment is terminated immediately after the merger and that they are entitled to the severance payments contained in the agreements.

  The agreements provide that each executive is entitled to a payment upon a change of control that is equal to a multiple of the executive's average compensation for the five years preceding the change of control. For Mr. Stuckey, this multiple is three times and for Mr. Caldwell this multiple is two times. The agreements also provide for acceleration of the vesting of stock options and restricted stock held by these executives, for payment of accrued vacation pay and a pro rata portion of the executive's bonus for the year in which the termination occurs and for funding of long-term medical benefits, life insurance benefits and home care benefits. Mr. Stuckey's agreement also provides that he will be reimbursed for the costs of excise taxes paid because the benefits he receives exceed the limits imposed by Section 280G of the Internal Revenue Code. Fourth Shift estimates that it will be obligated to pay Mr. Stuckey approximately $1.1 million for the severance payment, including bonus and vacation, will be required to reimburse Mr. Stuckey approximately $540,000 for excise taxes and will be required to fund long term benefits totaling approximately $307,000. For Mr. Caldwell, Fourth Shift estimates that it will be required to make severance payments of approximately $572,000 (including bonus and vacation pay) and to pay benefits of approximately $105,000.

  •
  Consulting Agreements. AremisSoft has executed consulting agreements with each of Mr. Stuckey and Mr. Caldwell that become effective, upon consummation of the merger. Both consulting agreements provide that the executive's will receive compensation on a monthly basis and will devote substantially all of their time to assisting AremisSoft after consummation of the merger. The agreements provide that either the executive or AremisSoft may reduce the level of consulting service to part-time at any time. Mr. Stuckey and Mr. Caldwell will receive monthly compensation equal to their current salaries at Fourth Shift (approximately $28,000 a month for Mr. Stuckey and $21,000 a month for Mr. Caldwell) while providing full time services. Mr. Stuckey will receive $15,000 a month and Mr. Caldwell will receive $10,000 a month for part-time services.

  The consulting agreements also provide for the grant to Mr. Stuckey and Mr. Caldwell of stock options to purchase shares of AremisSoft common stock upon completion of the merger and at an exercise price equal to the closing price of AremisSoft's common stock on the date of grant. The options will become exercisable monthly over three years and expire five years from the date of grant.

  •
  Indemnification. Fourth Shift's articles of incorporation and the merger agreement contain provisions regarding indemnification of the directors and officers of Fourth Shift and the merger agreement provides for the maintenance of directors' and officers' insurance for a period of three years after the effective time of the merger.

Voting Agreement

    In connection with the merger, Mr. Stuckey and Oranco International, Ltd., a personal services corporation wholly-owned by Mr. Stuckey, have entered into a voting agreement with AremisSoft. Under the voting agreement, the shareholders have agreed to vote in favor of the merger and adoption of the merger agreement, against any proposal by a third party to acquire Fourth Shift and against any proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Fourth Shift under the merger agreement. To ensure compliance with the voting agreement, the shareholders have appointed Roys Poyiadjis, Co-Chief Executive Officer of AremisSoft, and Paul Bloom, Senior Vice President-Corporate Development of AremisSoft, as their proxy to demand that Fourth Shift call the special meeting and to vote its shares of Fourth Shift on any proposal relating to the merger. Under the voting agreement, the shareholders have further agreed not to (i) transfer any capital stock of Fourth Shift, currently owned or later acquired, and (ii) grant any proxies relating to their shares of capital stock of Fourth Shift or deposit the shares in a voting trust. In addition, the shareholders have represented that none of the information supplied by them for inclusion in this proxy statement or any other document filed in connection with the merger will contain an untrue statement of material fact or omit to state a material fact necessary to make the statements not misleading. As of , 2001, the shareholders held approximately 6.5% of the outstanding shares of Fourth Shift common stock.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following is a discussion of the material federal income tax consequences of the merger to holders of Fourth Shift common stock. The discussion is based upon the Internal Revenue Code, Treasury regulations, IRS rulings and judicial and administrative decisions in effect as of the date of this proxy statement. Due to the complexity of the Internal Revenue Code, the following discussion is limited to the material federal income tax aspects of the merger for a shareholder of Fourth Shift who is a citizen or resident of the United States and who, on the date on which the merger is completed, holds shares of Fourth Shift common stock as a capital asset. The general tax principles discussed below are subject to retroactive changes that may result from amendments to the Internal Revenue Code after the date of this proxy statement. The following discussion does not address taxpayers subject to special treatment under the federal income tax laws, such as insurance companies, financial institutions, dealers in securities, tax-exempt organizations, S corporations and taxpayers subject to the alternative minimum tax. In addition, the following discussion may not apply to shareholders who acquired their shares of Fourth Shift common stock upon the exercise of employee stock options or otherwise as compensation or who hold their shares as part of a hedge, straddle or conversion transaction. The following discussion does not address potential foreign, state, local and other tax consequences of the Merger. All shareholders are urged to consult their own tax advisors regarding the federal income tax consequences, as well as the foreign, state and local tax consequences of the disposition of their shares in the merger.

    For federal income tax purposes, the merger will be treated as a taxable sale or exchange of Fourth Shift common stock for cash by each Fourth Shift shareholder (including any shareholder who properly exercises dissenters' rights). Accordingly, the federal income tax consequences to the Fourth Shift shareholders receiving cash will generally be as follows:

  •
  The shareholder may recognize a capital gain or loss by reason of the disposition of his, her or its shares of Fourth Shift common stock pursuant to the merger.

  •
  The capital gain or loss, if any, will be long-term with respect to shares of Fourth Shift common stock held for more than 12 months as of the effective time of the merger.

  •
  The amount of capital gain or loss to be recognized by each shareholder will be measured by the difference between the amount of cash received by the stockholder in connection with the merger, or cash received in connection with the exercise of dissenter's rights, and the shareholder's tax basis in the shares of Fourth Shift common stock at the effective time of the merger.

    Cash payments made pursuant to the merger, including any cash paid to a shareholder who properly exercises dissenters' rights, will be reported to the extent required by the Internal Revenue Code to Fourth Shift shareholders and the Internal Revenue Service. These amounts will ordinarily not be subject to withholding of U.S. federal income tax. However, backup withholding of the tax at a rate of 31% may apply to some shareholders by reason of the events specified in Section 3406 of the Internal Revenue Code and the Treasury regulations, which include failure of a stockholder to supply Fourth Shift or            , as paying agent, with the shareholder's taxpayer identification number. Accordingly, Fourth Shift shareholders will be asked to provide a correct taxpayer identification number on a Substitute Form W-9 which is to be included in the appropriate letter of transmittal for the shares of Fourth Shift common stock. Withholding may also apply to Fourth Shift shareholders who are otherwise exempt from this withholding, such as a non-resident alien, if that person fails to properly document its status as an exempt recipient.

ACCOUNTING TREATMENT

    The merger will be accounted for by the use of the purchase method of accounting, in accordance with United States Generally Accepted Accounting Principles. This means that AremisSoft Corporation will record as goodwill the excess of the purchase price of Fourth Shift over the fair value of Fourth Shift's identifiable assets, including intangible assets, and liabilities.

REQUIRED REGULATORY APPROVALS

    Other than the filing of the articles of merger with the Secretary of State of Minnesota and the certificate of merger with the Secretary of State of Delaware, the consummation of the merger is not subject to any other material regulatory approvals.

THE MERGER AGREEMENT

    This section describes the material terms of the merger agreement. The description in this section is not complete. You should read the merger agreement, and the other information that is incorporated by reference in this proxy statement, carefully and in its entirety for a more complete understanding of the merger. The complete text of the merger agreement is attached to this proxy statement as Appendix A and is incorporated by reference into this proxy statement.

The Merger

    AremisSoft Manufacturing, a Delaware corporation and a wholly owned subsidiary of AremisSoft Corporation, will merge with and into Fourth Shift.

Effective Time of the Merger

    The merger will become effective when AremisSoft Corporation and Fourth Shift file a certificate of merger with the Secretary of State of the State of Delaware and articles of merger with the Secretary of State of the State of Minnesota or at a later time as specified in the articles of merger or the certificate of merger. The closing of the merger will take place after the conditions contained in the merger agreement have been satisfied on May 15, 2001 or on another date agreed upon by AremisSoft Corporation and Fourth Shift.

Effects of the Merger

    Upon the effective time of the merger, AremisSoft Manufacturing will merge with and into Fourth Shift, so that AremisSoft Manufacturing will cease to exist as an independent entity. Fourth Shift, as the surviving corporation, will become a wholly owned subsidiary of AremisSoft. Each share of Fourth Shift common stock will be converted into the right to receive an amount equal to $3.70 per share in cash, except for those shares held by Fourth Shift shareholders who dissent with respect to the merger agreement and the merger. Each dissenting share will be converted into the right to receive payment from the surviving corporation in accordance with the provisions of Minnesota Law. Each share of AremisSoft Manufacturing common stock will be converted into one share of common stock of the surviving corporation.

    When the merger is effective, the articles of incorporation and bylaws of the surviving corporation will amended and restated to contain the same provisions as the certificate of incorporation and bylaws of AremisSoft Manufacturing. After the effective time of the merger, the officers and directors of AremisSoft Manufacturing will be the directors and officers of the surviving corporation.

Consideration to be Received in the Merger

    When the merger becomes effective, each issued and outstanding share of Fourth Shift common stock, other than shares held by AremisSoft Corporation or its subsidiaries, or shares held by shareholders exercising dissenters' rights, will be canceled and converted into the right to receive $3.70 in cash without interest.

Pre-Closing Funds in Trust Account

    On the date of the merger agreement, AremisSoft deposited into the trust account of Bartel Eng & Schroder, outside legal counsel to AremisSoft, pre-closing funds in amount of cash and short term investments of approximately $40.0 million, which represents a sufficient amount to deliver the purchase price per share of $3.70 to each share of Fourth Shift common stock outstanding on the date of the merger agreement. The pre-closing funds are to be held by Bartel Eng & Schroder or deposited into an interest-bearing account. From time to time prior to the merger, Bartel Eng & Schroder will, at the request of Fourth Shift, verify the then-current amount of the pre-closing funds.

    At the effective time of the merger, AremisSoft will cause Bartel Eng & Schroder to deliver the pre-closing funds to the paying agent and, if necessary, will deliver additional cash in an amount sufficient to make full payment of the purchase price per share of $3.70 to each share of Fourth Shift common stock.

Exchange Procedures

    Promptly after the merger is effective, the paying agent will mail to each former holder of record of Fourth Shift common stock a letter with instructions on how to exchange Fourth Shift stock certificates for the cash merger consideration.

    Please do not send Fourth Shift stock certificates until you receive the letter of transmittal and instructions from the paying agent. Do not return your stock certificates with the enclosed proxy card. If your shares of Fourth Shift stock are held through a broker, your broker will surrender your shares for cancellation.

    After you mail the letter of transmittal, duly executed and completed in accordance with its instructions, and your stock certificates to the paying agent, AremisSoft Corporation will cause your check to be mailed to you. The Fourth Shift stock certificates you surrender will be canceled. After the completion of the merger, there will be no further transfers of Fourth Shift common stock, and Fourth Shift stock certificates presented for transfer after the merger will be canceled and exchanged for the merger consideration. If payment is to be made to a person other than the registered holder of the shares of Fourth Shift common stock, the certificate surrendered must be properly endorsed or in proper form for transfer and any transfer or similar taxes must be paid by the person requesting the transfer or that person must establish to AremisSoft's Corporation satisfaction that the tax is not applicable.

    If your Fourth Shift stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of those certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. The paying agent will send you instructions on how to provide such evidence.

    If you do not return a completed letter of transmittal and your Fourth Shift stock certificates to the paying agent within 180 days after the merger is effective, you may be required to look to AremisSoft Corporation, as a general creditor, for payment of the cash merger consideration.

Fourth Shift Options

    At the time the merger is effective, each option to purchase Fourth Shift common stock will be assumed by AremisSoft and converted into an option to purchase shares of common stock of AremisSoft. The number of shares of AremisSoft common stock issuable upon exercise of the AremisSoft option will determined by dividing (i) the number of shares of Fourth Shift common stock subject to the option immediately prior the merger by (ii) 6.14159. The exercise price of the AremisSoft option will be determined by multiplying (i) the exercise price of the option immediately prior to the merger by (ii) 6.14159. The other terms and conditions of each Fourth Shift option will be unchanged and continue in effect after the effective time of the merger, except that due to the merger some of the stock options held by employees of Fourth Shift will become immediately exercisable.

Representations and Warranties

    The merger agreement contains a number of customary representations and warranties made by Fourth Shift, AremisSoft and AremisSoft Manufacturing relating to themselves and their respective subsidiaries.

    Fourth Shift has made representations and warranties, on behalf of itself and its subsidiaries, regarding, among other things:

  •
  its due organization, qualification and corporate power to conduct its business;

  •
  its capital stock;

  •
  its authorization of the merger agreement, merger and related transactions;

  •
  the absence of any violations as a result of the merger agreement;

  •
  its SEC filings

  •
  its financial statements;

  •
  the absence of certain material changes or events since the end of the most recent fiscal quarter;

  •
  the absence of undisclosed liabilities and litigation;

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  its use of brokers or finders;

  •
  the completeness and accuracy of its disclosure in these proxy materials;

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  its tax matters;

  •
  its real property;

  •
  its intellectual property;

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  its contracts;

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  its accounts receivable;

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  its insurance;

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  its employees;

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  its employee benefit plans;

  •
  its compliance with laws and regulations;

  •
  the inapplicability of Minnesota takeover statutes to the merger agreement, the merger or the related transactions; and

  •
  the inapplicability of its shareholders rights plan to the merger agreement, the merger or the related transactions.

    AremisSoft and AremisSoft Manufacturing have made representations and warranties regarding, among other things:

  •
  their due organization and good standing;

  •
  their authorization of the merger agreement, merger and related transactions;

  •
  the absence of any violations as a result of the merger agreement; and

  •
  their use of brokers or finders.

Operation of Business Pending the Merger

    During the period from the signing of the merger agreement until the effective time of the merger, Fourth Shift has agreed, unless it obtains the prior written consent of AremisSoft, that it will not (and will not cause or permit any of its subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the ordinary course of business, and specifically:

  •
  will not authorize or effect any change in its charter or bylaws;

  •
  will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

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  will not split, combine, subdivide or reclassify any shares of Fourth Shift common stock;

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  will not make any acquisition by merger, consolidation or otherwise, or material disposition of inventory, supplies and products, of assets or securities, or permit any assets to become subject to any material lien, encumbrance or security interest outside the ordinary course of business;

  •
  will not pay or agree to pay or accelerate the payment of any pension, retirement allowance or other employee benefit not required or contemplated by any of its existing employee benefit plans;

  •
  will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

  •
  will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the ordinary course of business;

  •
  will not impose any security interest upon any of its assets outside the ordinary course of business;

  •
  will not make any capital investment in, make any loan to, or acquire the securities or assets of any other person or entity outside the ordinary course of business;

  •
  will not make any change in employment terms, including any increases in compensation, for any director, officer or employee outside the ordinary course of business;

  •
  will not issue any press release or make any public announcements regarding the business, prospects or financial condition of Fourth Shift and its subsidiaries; provided, however, that each Fourth Shift and its subsidiaries may make any public disclosure it believes in good faith, after consultation with its counsel, is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case Fourth Shift will use its best efforts to advise AremisSoft prior to making the disclosure); and

  •
  will not commit or agree to any of the above.

No Solicitation of Transactions

    Fourth Shift has agreed that it and its subsidiaries, affiliates and each of their respective officers, directors, employees, representatives and agents will immediately cease any existing discussions or negotiations with any parties regarding any proposal for a sale, acquisition or similar takeover of Fourth Shift other than that contemplated by the merger agreement. However, Fourth Shift, its subsidiaries and each of their representatives has the right to:

  •
  furnish information or access, subject to any applicable confidentiality agreements, to any person or entity after the merger agreement is signed; if and only if required as a result of its fiduciary duties and not initiated, solicited or knowingly encouraged by Fourth Shift, its subsidiaries or any of their representatives; and

  •
  participate in discussions and negotiate with any person or entity concerning any takeover proposal, if and only if such person or entity has submitted a bona fide proposal to the board of directors of Fourth Shift relating to any such transaction and (i) if the board of directors determines in good faith, after receiving advice from its independent financial advisor, that such person or entity has submitted to Fourth Shift a takeover proposal which is reasonably likely to be superior to the merger and other transactions contemplated by the merger agreement, and (ii) if the board of directors determines, in its good faith judgment, based on the opinion of outside legal counsel to Fourth Shift, that failing to take such action would constitute a breach of the fiduciary obligations of directors under applicable law.

    In addition, the board of directors of Fourth Shift may:

  •
  make any disclosure to Fourth Shift's shareholders if, in the good faith judgment of the board of directors, failure to do so would be inconsistent with its obligations under applicable law; and

  •
  recommend a takeover proposal to Fourth Shift's shareholders, and withdraw its favorable recommendation of the merger, if and only if the takeover proposal is a "superior proposal," the board of directors determines in its good faith judgment, based on the opinion of independent outside legal counsel to Fourth Shift, that failing to take such action would constitute a breach of its fiduciary duties under applicable law, and Fourth Shift has received a confidentiality agreement from the person or entity making the superior proposal.

    A "superior proposal" is an acquisition proposal by a third party on terms that the board of directors determines in its good faith judgment, after consultation with its financial advisors, to be more favorable from a financial point of view to Fourth Shift's shareholders than the merger and other transactions contemplated by the merger agreement. In making this determination, the board of directors must consider the likelihood of consummation of the third-party transaction on the terms set forth in the third-party proposal, taking into account all legal, financial, regulatory and other aspects of that proposal and any other relevant factors permitted under applicable law. The board of directors must also notify AremisSoft that, absent action on the part of AremisSoft, it would consider the third-party acquisition proposal to be a superior proposal and must give AremisSoft at least five business days to respond to the third-party acquisition proposal. The board of directors must then consider any amendment or modification to the merger agreement proposed by AremisSoft in response to this proposal in determining whether it is a superior proposal.

    Fourth Shift has also agreed to:

  •
  promptly notify AremisSoft of receipt of any proposal or offer, or any inquiry or contact, and its material terms, including the identity of the person making the acquisition proposal;

  •
  provide AremisSoft with any non-public information concerning Fourth Shift provided to any other person or entity which was not previously provided to AremisSoft; and

  •
  keep AremisSoft promptly advised of developments that are likely to cause the board of directors to modify or amend its recommendation of the merger and other transactions contemplated by the merger agreement.

Indemnification; Directors' and Officers' Insurance

    After the Merger, AremisSoft and the surviving corporation will, to the fullest extent permitted under applicable law, jointly and severally indemnify and hold harmless persons who were officers and directors of Fourth Shift prior to the merger against all losses arising out of actions or omissions occurring at or prior to the merger, to the fullest extent permitted or required by Fourth Shift's articles of incorporation and bylaws. AremisSoft and the surviving corporation will also advance expenses incurred to the full extent permitted by Fourth Shift's articles of incorporation and bylaws.

    The surviving corporation will have in place, for a period of three years after the merger becomes effective, tail coverage on the fiduciary, professional and directors' and officers' liability insurance currently covering Fourth Shift or any of the persons who were officers and directors of Fourth Shift prior to the merger. Fourth Shift prior to the merger will obtain such tail coverage provided that premiums in the aggregate will not exceed $225,000. AremisSoft may replace such coverage with other policies provided that the material terms are no less favorable. Failure by either the surviving corporation or AremisSoft to have in place such tail coverage or similar coverage will not affect AremisSoft's indemnification obligations.

Additional Covenants

    The merger agreement contains additional covenants regarding the conduct of Fourth Shift, AremisSoft and AremisSoft Manufacturing and their respective subsidiaries prior to the merger, some of which are described below.

  Reasonable Best Efforts

    Each of the parties will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by the merger agreement.

  Regulatory Matters and Approvals

    Each of the parties will use its best efforts to obtain the necessary authorizations, consents and approvals of governments and governmental agencies. Such best efforts include but are not limited to cooperating to prepare and file proxy materials with the SEC, and holding the special meeting of Fourth Shift shareholders for the purposes of voting on the adoption of the merger agreement and the approval of the merger in accordance with Minnesota law.

  Full Access

    Fourth Shift will (and will cause each of its subsidiaries to) permit representatives of AremisSoft to have full access, at all reasonable times and in a reasonable manner, to all premises, properties, personnel, books, records and other documents pertaining to Fourth Shift or its subsidiaries.

Conditions to Consummation of the Merger

    The obligations of the Parties to the Merger Agreement are subject to the fulfillment or waiver of various conditions as described in this section.

  Conditions to Obligations of AremisSoft and AremisSoft Manufacturing

    AremisSoft and AremisSoft Manufacturing are obligated to complete the merger only if each of the following conditions is satisfied or waived prior to the closing by AremisSoft and AremisSoft Manufacturing:

  •
  The merger agreement and the merger have been approved by the affirmative vote of the holders of a majority of shares Fourth Shift common stock;

  •
  Fourth Shift and its subsidiaries have procured all material third party consents;

  •
  The representations and warranties of Fourth Shift, as set forth in the merger agreement, are true and correct in all material respects;

  •
  Fourth Shift has complied in all material respects with all of its covenants in the merger agreement;

  •
  No action, suit, or proceeding is pending or threatened before any court or administrative agency, which, if an unfavorable judgment or order were issued, would (i) prevent consummation of any of the transactions contemplated by the merger agreement, (ii) cause any of the transactions contemplated by the Merger Agreement to be rescinded following consummation, (iii) adversely affect the right of AremisSoft to own the capital stock of the surviving corporation, or (iv) have a material adverse effect on the rights of the surviving corporation and its subsidiaries to own its assets and to operate its businesses;

  •
  Fourth Shift has delivered to AremisSoft and AremisSoft Manufacturing a certificate to the effect that each of the conditions specified above is satisfied in all respects;

  •
  AremisSoft and AremisSoft Manufacturing have received a legal opinion from outside legal counsel to Fourth Shift;

  •
  AremisSoft and AremisSoft Manufacturing have received the resignations of each director and officer of Fourth Shift and its subsidiaries, other than those specified by AremisSoft; and

  •
  All actions to be taken by Fourth Shift in connection with consummation of the transactions contemplated by the merger agreement and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated by the merger agreement have been reasonably satisfactory in form and substance to AremisSoft and AremisSoft Manufacturing.

  Conditions to Obligations of Fourth Shift

    Fourth Shift is obligated to complete the Merger only if each of the following conditions is satisfied or waived prior to the closing by Fourth Shift:

  •
  The representations and warranties of AremisSoft and AremisSoft Manufacturing, as set forth in the Merger Agreement, are true and correct in all material respects;

  •
  AremisSoft and AremisSoft Manufacturing have complied in all material respects with all of their covenants in the merger agreement;

  •
  No action, suit, or proceeding is pending or threatened before any court or administrative agency, which, if an unfavorable judgment or order were issued, would (i) prevent consummation of any of the transactions contemplated by the merger agreement, or (ii) cause any of the transactions contemplated by the merger agreement to be rescinded following consummation of the merger;

  •
  Each of AremisSoft and AremisSoft Manufacturing has delivered to Fourth Shift a certificate to the effect that each of the conditions specified above is satisfied in all respects;

  •
  The merger agreement and the merger has been approved by the affirmative vote of the holders of a majority of shares Fourth Shift common stock;

  •
  Fourth Shift has received a legal opinion from outside legal counsel to AremisSoft and AremisSoft Manufacturing; and

  •
  All actions to be taken by AremisSoft and AremisSoft Manufacturing in connection with consummation of the transactions contemplated by the merger agreement and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated by the merger agreement must be reasonably satisfactory in form and substance to Fourth Shift.

Termination and the Effects of Termination

    The merger agreement may be terminated under the circumstances described in this section. In some cases termination may require Fourth Shift to pay a termination fee which is described in the next section.

    The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger:

  •
  By the mutual written consent of AremisSoft, AremisSoft Manufacturing and Fourth Shift, at any time prior to the Merger;

  •
  By AremisSoft and AremisSoft Manufacturing, by giving written notice to Fourth Shift at any time prior to the merger, (i) in the event Fourth Shift has breached any material representation, warranty, or covenant contained in the merger agreement in any material respect, AremisSoft or AremisSoft Manufacturing has notified Fourth Shift of the breach, and the breach has continued without cure for a period of thirty days after the notice of breach, or (ii) if the closing has not occurred, by reason of the failure of any condition precedent set forth by AremisSoft and AremisSoft Manufacturing in the merger agreement, unless the failure results primarily from a breach by AremisSoft or AremisSoft Manufacturing;

  •
  By Fourth Shift, by giving written notice to AremisSoft and AremisSoft Manufacturing at any time prior to the Merger, (i) in the event AremisSoft or AremisSoft Manufacturing has breached any material representation, warranty, or covenant contained in the merger agreement in any material respect, Fourth Shift has notified AremisSoft and AremisSoft Manufacturing of the breach, and in the case of any breach other than a failure to maintain the pre-closing funds of $40.0 million in the trust account (for which no cure period shall apply), the breach has continued without cure for a period of thirty days after the notice of breach, or (ii) if the closing has not occurred by reason of the failure of any condition precedent set forth by Fourth Shift in the merger agreement, unless the failure results primarily from a breach by Fourth Shift;

  •
  By any party to the merger agreement, by giving written notice to the other party at any time prior to the merger, in the event the opinion of Fourth Shift's financial advisor as to the financial fairness of the merger to Fourth Shift is withdrawn;

  •
  By any party to the merger agreement, by giving written notice to the other party at any time after the special meeting of Fourth Shift shareholder, in the event the merger agreement and the merger fail to receive the affirmative vote of the holders of a majority of shares Fourth Shift common stock; or

  •
  By any party to the merger agreement, if the closing of the merger has not occurred on or before June 30, 2001, unless the failure results primarily from action or inaction of the party seeking to terminate this Agreement.

    If any party to the merger agreement terminates the Merger Agreement pursuant to any of the circumstances described above, all rights and obligations of the parties under the merger agreement will terminate without any liability of any party to any other party, except for any liability of a party in breach. The confidentiality and termination fee provisions of the merger agreement will survive any such termination.

Termination Fee

    In the event that the merger agreement is terminated, and prior to such termination a "Trigger Event" occurs, Fourth Shift will pay AremisSoft a $2.5 million termination fee.

    "Trigger Event" signifies the occurrence of any of the following events:

  •
  Fourth Shift, its subsidiaries or their respective board of directors (i) authorize, recommend or file a required report with the SEC not opposing any tender or exchange offer, or (ii) authorize, recommend or publicly announce its intention to enter into any merger (other than the merger with AremisSoft Manufacturing), consolidation, liquidation, dissolution, business combination, disposition of a material amount of assets or securities, or any comparable transaction, which has not been consented to in writing by AremisSoft;

  •
  The board of directors of Fourth Shift withdraws or materially modifies its authorization, approval or recommendation to Fourth Shift shareholders with respect to the merger or the merger agreement, unless such withdrawal or modification results solely from a material breach by AremisSoft of the merger agreement which AremisSoft fails to cure within ten business days after notice thereof is received from Fourth Shift;

  •
  A proxy solicitation in opposition to the merger occurs prior to the voting of the shares of Fourth common stock at the special meeting, and thereafter any participant in such proxy solicitation, within twelve months from the termination of the merger agreement, commences a tender offer for at least a majority of the outstanding shares of Fourth Shift common stock at a price in excess of $3.70 per share or has become the beneficial owner of a majority of the then outstanding shares of Fourth Shift common stock; or

  •
  Fourth Shift takes action to amend its shareholders' rights plan, or to redeem the rights under the shareholders' rights plan, with respect to an offer other than the merger.

    The termination fee is not payable, despite the occurrence of any of the events described above, if:

  •
  The special meeting is held, a Trigger Event or proxy solicitation in opposition to the merger (in anticipation of a Trigger Event) does not occur prior to the voting at such meeting, and the affirmative vote of the holders of a majority of shares of Fourth Shift common stock in favor of the merger agreement and merger is not obtained; or

  •
  AremisSoft or AremisSoft Manufacturing breach in any material respect its obligations under the merger agreement.

Expenses

    Other than payment by Fourth Shift of the termination fee described in the previous section, each party will bear all expenses incurred by it in connection with the merger agreement.

Amendment and Waiver

    Before the merger, any provision of the merger agreement may be waived by the party benefited by the provision in a written document signed by that party, or amended or modified at any time by an agreement in writing executed in the same manner as the merger agreement. However, after the shareholders of Fourth Shift approve the merger agreement, no amendment may be made which under applicable law would require further approval of the shareholders without obtaining the required further approval.

MARKET PRICE OF FOURTH SHIFT COMMON STOCK

    Fourth Shift common stock is listed on the Nasdaq National Market under the symbol "FSFT." The following table sets forth, for the periods indicated, the high and low sales prices per share for Fourth Shift common stock as reported on the Nasdaq National Market:

	High		Low
1999:
First Quarter		$7.06		$4.25
Second Quarter		$5.50		$3.31
Third Quarter		$4.63		$2.94
Fourth Quarter		$6.94		$2.88
2000:
First Quarter		$8.31		$5.00
Second Quarter		$6.75		$3.00
Third Quarter		$3.44		$2.13
Fourth Quarter		$2.09		$1.00
2001:
First Quarter (through , 2001)	$		$

    The closing market price per share of Fourth Shift common stock on February 26, 2001, which was the last full trading day immediately preceding the public announcement of the proposed merger, was $2.625. On            , 2001, which is the latest practicable date prior to the printing of this proxy statement, the closing price for Fourth Shift common stock was $      .

    As of            , 2001, there were      shares of Fourth Shift common stock outstanding held by approximately      shareholders of record. This number does not reflect the number of persons or entities who may hold their stock in nominee or "street" name through brokerage firms.

    Fourth Shift has not paid dividends in the past.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 7, 2001, information regarding the ownership of Common Stock by (i) each director, (ii) each executive officer, (iii) all directors and executive officers (including the named individuals) as a group, and (iv) any other shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number(1)	Percent
Austin W. Marxe and David M. Greenhouse(2) 153 East 53 Street New York, NY 10022	920,640	8.5%
Marion Melvin Stuckey(3) Two Meridian Crossings Minneapolis, MN 55423	871,984	8.1%
Michael J. Adams(4)	468,666	4.3%
Jimmie H. Caldwell(5)	393,056	3.6%
Randal B. Tofteland	107,700	1.0%
David G. Latzke(6)	81,593	*
Steve J. Lair	19,891	*
Robert M. Price	39,937	*
Mark W. Sheffert	13,948	*
All executive officers and directors as a group (8 individuals)	1,996,775	18.4%

*
Less than 1%

(1)
Includes 8,750 shares for each of Messrs. Adams and Price, 5,250 shares for Mr. Lair, 168,750 shares for Mr. Stuckey, 113,500 shares for Mr. Caldwell, 56,750 shares for Mr. Latzke, 68,750 shares for Mr. Tofteland, 3,750 shares for Mr. Sheffert and 439,125 shares for all executive officers and directors as a group of Fourth Shift common stock issuable upon the exercise of stock options which are either currently exercisable or become exercisable within 60 days.

(2)
Based upon a Schedule 13G dated February 14, 2001; includes 703,840 shares held by Special Situations Fund, III, L.P., and MGP Advisers Limited Partnership, and 216,800 shares held by Special Situations Cayman Fund, L.P., and AWM Investment Company, Inc., investment funds managed by investment advisers for which Mr. Marxe and Mr. Greenhouse serve as officers, directors and members or principal shareholders.

(3)
Includes 168,863 shares held by a corporation for which Mr. Stuckey is the President, sole director and sole shareholder. In connection with the merger, Mr. Stuckey and the corporation have delivered a proxy to AremisSoft to vote their shares at the special meeting.

(4)
Includes 27,000 shares owned by Mr. Adams' minor children, 9,600 shares owned by Mr. Adams' spouse and 325,703 shares representing Mr. Adams' pro rata interest in a limited partnership in which he is a limited partner. Mr. Adams disclaims beneficial ownership of the shares held by his spouse and such limited partnership.

(5)
Includes 10,386 shares and options to purchase shares owned by Mr. Caldwell's wife. Mr. Caldwell disclaims beneficial ownership of these shares.

(6)
Includes 200 shares owned by Mr. Latzke's minor children.

DISSENTERS' RIGHTS OF APPRAISAL

    Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act provide each shareholder of Fourth Shift the right to dissent from the merger and obtain payment for the "fair value" of the shareholder's shares following the consummation of the merger.

    The following summary of the applicable provisions of sections 302A.471 and 302A.473 of Minnesota law does not purport to be a complete statement of the provisions and is qualified in its entirety by reference to the full texts of these sections attached as Appendix C to this proxy statement. Any shareholder who wishes to exercise dissenters' appraisal rights, or who wishes to preserve the right to do so, should review these sections carefully because failure to comply with the procedures set forth in the sections will result in the loss of dissenters' appraisal rights.

    Under Minnesota law, shareholders of Fourth Shift have the right, by fully complying with the applicable provisions of sections 302A.471 and 302A.473, to dissent with respect to the merger and to receive from Fourth Shift payment in cash of the "fair value" of their shares after the merger is completed. The term "fair value" means the value of the shares immediately before the effective date of the merger without any appreciation or depreciation in anticipation of the merger.

    All references in sections 302A.471 and 302A.473 and in this summary to a "shareholder" are to a record holder of the shares as to which dissenters' appraisal rights are asserted. A record holder is a shareholder who held Fourth Shift common stock at the close of business on        , 2001. A person having beneficial ownership of shares that are held of record in the name of another person, such as a broker, nominee, trustee or custodian, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner in order to prefect any dissenters' appraisal rights the beneficial owner may have.

    Shareholders of record who desire to exercise their dissenters' appraisal rights must satisfy all of the following conditions. A written notice of intent to demand fair value for shares must be mailed or delivered to the executive offices of Fourth Shift before the shareholder vote is taken to approve the merger agreement. This written demand must be in addition to and separate from any proxy or vote against approval of the merger agreement. Voting against, abstaining from voting or failing to vote to approve the merger agreement does not constitute a demand for appraisal within the meaning of Minnesota law.

    Shareholders electing to exercise their dissenters' appraisal rights under Minnesota law must not vote for approval of the merger agreement. A shareholder's failure to vote against approval of the merger agreement will not constitute a waiver of dissenters' appraisal rights. However, if a shareholder returns a signed proxy but does not specify a vote against approval of the merger agreement or direction to abstain, the proxy will be voted for approval of the merger agreement, and the shareholder's dissenters' appraisal rights will be waived.

    A shareholder must assert dissenters' appraisal rights with respect to all of the shares registered in the holder's name except where certain shares are beneficially owned by another person but registered in the holder's name. If a record owner, such as a broker, nominee, trustee or custodian, wishes to dissent with respect to shares beneficially owned by another person, the shareholder must dissent with respect to all of the shares and must disclose the name and address of the beneficial owner on whose behalf the dissent is made. A beneficial owner of those shares who is not the record owner of such shares may assert dissenters' appraisal rights as to shares held on that person's behalf, provided that the beneficial owner submits a written consent of the record owner to Fourth Shift at or before the time the dissenters' appraisal rights are asserted.

    A shareholder who elects to exercise dissenters' appraisal rights must mail or deliver a written demand, before the vote is taken on approval of the merger agreement, to the Chief Financial Officer of Fourth Shift at Two Meridian Crossing #800, Minneapolis, Minnesota 55423. The written demand should specify the shareholder's name and mailing address, the number of shares owned and that the shareholder intends to demand the fair value of its, his or her shares.

    After approval of the merger agreement by the shareholders at the special meeting, Fourth Shift will send a written notice to each shareholder who delivered a written demand for dissenters' appraisal rights. The notice will contain the address to which the shareholder must send a demand for payment and the stock certificates in order to obtain payment and the date by which they must be received and other related information.

    In order to receive fair value for a dissenting shareholder's shares, the shareholder must, within 30 days after the date Fourth Shift gives the notice described in the preceding paragraph, demand payment and send the stock certificates, and all other information specified in the notice from Fourth Shift, to the address specified in the notice. A dissenting shareholder will retain all rights as a shareholder until the effective date of the merger. After a valid demand for payment and the related stock certificates and other information is received, or after the effective date of the merger, whichever is later, Fourth Shift will remit to each dissenting shareholder who has complied with the statutory requirements the amount that Fourth Shift estimates to be the fair value of the dissenting shareholder's shares, with interest starting five days after the effective date of the merger at a rate prescribed by statute. Fourth Shift will also send its closing balance sheet and statement of income for the fiscal year ending no more than 16 months before the effective date of the merger, together with the latest available interim financial statement, an estimate of the fair value of the shareholder's shares and a brief description of the method used to reach the estimate and a brief description of the procedure to be followed if the dissenting shareholder decides to make a demand for a supplemental payment. Copies of sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act are attached hereto as Appendix C.

    If the dissenting shareholder believes that the amount remitted by Fourth Shift is less than the fair value of the holder's shares plus interest, the shareholder may mail or deliver written notice to Fourth Shift of the holder's own estimate of the fair value of the shares, plus interest, within 30 days after the mailing date of the remittance and demand payment of the difference. This notice must be delivered to the executive office of Fourth Shift at the address set forth above. A shareholder who fails to give such written notice within this time period is entitled only to the amount remitted by Fourth Shift.

    Within 60 days after receipt of a demand for supplemental payment, Fourth Shift must either pay the shareholder the amount demanded or agreed to by the shareholder after discussion with Fourth Shift, or petition a court for the determination of the fair value of the shares, plus interest. The petition must name as parties all shareholders who have demanded supplemental payment and have not reached an agreement with Fourth Shift. The court, after determining that the shareholder or shareholders in question have complied with all the statutory requirements, may use any valuation method or combination of methods it deems appropriate to use, whether or not used by Fourth Shift or the dissenting shareholder, and may appoint appraisers to recommend the amount of the fair value of the shares. The court's determination will be binding on all shareholders who properly exercised dissenters' appraisal rights and did not agree with Fourth Shift as to the fair value of the shares. Dissenting shareholders are entitled to judgment for the amount by which the court-determined fair value per share, plus interest, exceeds the amount per share, plus interest, remitted to the shareholders by Fourth Shift. The shareholders will not be liable to Fourth Shift for any amounts paid by Fourth Shift that exceed the fair value of the shares as determined by the court, plus interest. The costs and expenses of such a proceeding, including the expenses and compensation of any appraisers, will be determined by the court and assessed against Fourth Shift, except that the court may, in its discretion, assess part or all of those costs and expenses against any shareholder whose action in demanding supplemental payment is found to be arbitrary, vexatious or not in good faith. The court may award fees and expenses to an attorney for the dissenting shareholders out of the amount, if any, awarded to these shareholders. Fees and expenses of experts or attorneys may also be assessed against any person who acted arbitrarily, vexatiously or not in good faith in bringing the proceeding.

    Shareholders considering whether to exercise dissenters' appraisal rights should bear in mind that the fair value of their shares determined under sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act could be more than, the same as or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

    Cash received pursuant to the exercise of dissenters' appraisal rights may be subject to federal or state income tax. Any holder who fails to comply fully with the statutory procedure summarized above will forfeit all rights of dissent and instead each outstanding share of Fourth Shift common stock held by that holder will be canceled and converted into the right to receive cash under the terms of the merger agreement.

OTHER MATTERS

    You should rely only on the information contained in this proxy statement to vote your shares at the special meeting. Fourth Shift has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated      , 2001. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this document to shareholders is not intended to create any implication to the contrary.

    In order to be considered for inclusion in the proxy statement for the next annual meeting, if any, of shareholders of Fourth Shift, any shareholder proposal intended to be presented at the meeting must have been received by Fourth Shift on or before December 1, 2000. In accordance with Fourth Shift's bylaws, any other proposal by a shareholder to be presented at the annual meeting of shareholders held in 2001, and any nomination by a shareholder of a person to serve as a member of the Board of Directors commencing with the 2001 meeting, must have been received by Fourth Shift on or before December 1, 2000. The annual meeting will be held only if the merger is not completed.

    The board of directors of Fourth Shift does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment.

WHERE YOU CAN FIND MORE INFORMATION

    Fourth Shift and AremisSoft Corporation file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Fourth Shift or AremisSoft Corporation files at the SEC's public reference rooms in Washington D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Fourth Shift's and AremisSoft Corporation's public filings are also available to the public from document retrieval services and Fourth Shift's public filings are also available to the public at the Internet website maintained by the SEC at http://www.sec.gov.

APPENDIX A

MERGER AGREEMENT

BY AND BETWEEN

AREMISSOFT CORPORATION,

AREMISSOFT MANUFACTURING (US), INC.

AND

FOURTH SHIFT CORPORATION

1.	Definitions		1
2.	Basic Transaction		4
	(a)	The Merger	4
	(b)	The Closing	4
	(c)	Actions at the Closing	4
	(d)	Effect of Merger	4
	(e)	Procedure for Payment	5
	(f)	Closing of Transfer Records	6
	(g)	Stock Options	6
3.	Representations and Warranties of Fourth Shift		6
	(a)	Organization, Qualification, and Corporate Power	6
	(b)	Capitalization	6
	(c)	Authorization of Transaction	7
	(d)	Noncontravention	7
	(e)	Filings with the SEC	7
	(f)	Financial Statements	8
	(g)	Events Subsequent to Most Recent Fiscal Quarter End	8
	(h)	Undisclosed Liabilities and Litigation	9
	(i)	Brokers' Fees	9
	(j)	Disclosure	9
	(k)	Tax Matters	9
	(l)	Real Property	10
	(m)	Intellectual Property	11
	(n)	Contracts	12
	(o)	Accounts Receivable	12
	(p)	Insurance	13
	(q)	Employees	13
	(r)	Employee Benefits	13
	(s)	Compliance with Laws	13
	(t)	Minnesota Takeover Statutes	13
	(u)	Rights Agreement	14
4.	Representations and Warranties of AremisSoft and AremisSoft Manufacturing		14
	(a)	Organization	14
	(b)	Authorization of Transaction	14
	(c)	Noncontravention	14
	(d)	Brokers' Fees	14
5.	Additional Covenants and Agreements		15
	(a)	General	15
	(b)	Notices and Consents	15
	(c)	Regulatory Matters and Approvals	15
	(d)	Fairness Opinion and Comfort Letters	15
	(e)	Operation of Business	15
	(f)	Full Access	16
	(g)	Notice of Developments	16
	(h)	No Solicitation of Transactions	16
	(i)	Termination Fee Payable by Fourth Shift	17
	(j)	Directors' and Officers' Indemnification and Insurance	18

i

6.	Conditions to Obligation to Close		19
	(a)	Conditions to Obligation of AremisSoft and AremisSoft Manufacturing	19
	(b)	Conditions to Obligation of Fourth Shift	20
7.	Termination		21
	(a)	Termination of Agreement	21
	(b)	Effect of Termination	21
8.	Miscellaneous		21
	(a)	Survival	21
	(b)	Press Releases and Public Announcements	21
	(c)	No Third-Party Beneficiaries	22
	(d)	Entire Agreement	22
	(e)	Succession and Assignment	22
	(f)	Counterparts	22
	(g)	Headings	22
	(h)	Notices	22
	(i)	Governing Law	23
	(j)	Amendments and Waivers	23
	(k)	Severability	23
	(l)	Expenses	23
	(m)	Construction	23
	(n)	Incorporation of Exhibits and Schedules	23

Exhibit A1—Articles of Merger
Exhibit A2—Certificate of Merger
Exhibit B—Form of Letter of Transmittal
Exhibit C—Form of Opinion of Counsel to Fourth Shift
Exhibit D—Form of Opinion of Counsel to AremisSoft and AremisSoft Manufacturing
Disclosure Schedule—Exceptions to Representations and Warranties

ii

MERGER AGREEMENT

    This Agreement is entered into as of February 26, 2001, by and between AremisSoft Corporation, a Delaware corporation ("AremisSoft"), AremisSoft Manufacturing (US), Inc., a Delaware corporation and a wholly-owned Subsidiary of AremisSoft ("AremisSoft Manufacturing"), and FOURTH SHIFT CORPORATION, a Minnesota corporation ("Fourth Shift"). AremisSoft, AremisSoft Manufacturing, and Fourth Shift are referred to collectively herein as the "Parties."

    This Agreement contemplates a transaction in which AremisSoft will acquire all of the outstanding capital stock of Fourth Shift for cash through a reverse subsidiary merger of AremisSoft Manufacturing with and into Fourth Shift.

    Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

    1.  Definitions.

    "Affiliates" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

    "Affiliated Group" means any affiliated group within Code §1504(a) or any similar group defined under similar provision of state, local or foreign law.

    "Agreement" means this Merger Agreement.

    "Acquisition Event" means the consummation of any transaction, or series of transactions, that result in any Person, entity, or group acquiring more than 50% of the outstanding Fourth Shift Shares or assets of Fourth Shift (including through any merger or business combination).

    "AremisSoft" has the meaning set forth in the preface above.

    "AremisSoft Manufacturing" has the meaning set forth in the preface above.

    "Articles of Merger" has the meaning set forth in Section 2(c).

    "Certificate of Merger" has the meaning set forth in §2(c) below.

    "Closing" has the meaning set forth in §2(b) below.

    "Closing Date" has the meaning set forth in §2(b) below.

    "Code" means the Internal Revenue Code of 1983, as amended.

    "Confidential Information" means any information concerning the businesses and affairs of Fourth Shift and its Subsidiaries that is not already generally available to the public.

    "Confidentiality Agreements" means those certain confidentiality and non-disclosure letter agreements dated as of December 18, 2000 and as of February 20, 2001 between Fourth Shift and AremisSoft.

    "Definitive Proxy Materials" means the definitive proxy materials relating to the Special Meeting.

    "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

    "Disclosure Schedule" has the meaning set forth in §3 below.

    "Dissenting Share" means any Fourth Shift Share which any stockholder who or which has exercised his or its appraisal rights under Minnesota Law holds of record.

    "Effective Time" has the meaning set forth in §2(d)(i) below.

1

    "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA §3(3)) and any other employee benefit plan, program or arrangement of any kind.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Executive Officer" of Fourth Shift means M. M. Stuckey, J. H. Caldwell, D. G. Latzke and R. Tofteland.

    "Fairness Opinion" has the meaning set forth in §5(d) below.

    "Fourth Shift Option" has the meaning set forth in §2(g) below.

    "Fourth Shift" has the meaning set forth in the preface above.

    "Fourth Shift Share" means any share of the Common Stock, $.01 par value per share, of Fourth Shift.

    "Fourth Shift Stockholder" means any Person who or which holds any Fourth Shift Shares.

    "GAAP" means United States generally accepted accounting principles as in effect from time to time.

    "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

    "Knowledge" means actual knowledge after reasonable investigation.

    "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) including any liability for Taxes.

    "Material Adverse Effect" means, unless the context otherwise requires, an event that, considered individually or in the aggregate with other events, would have a material adverse effect on the business, financial condition or properties of Fourth Shift and its Subsidiaries, or on the consummation of the transactions contemplated hereby.

    "Merger" has the meaning set forth in §2(a) below.

    "Merger Consideration" has the meaning set forth in §2(d)(v) below.

    "Minnesota Law" shall mean the general corporate and business laws and statutes of the State of Minnesota, as amended.

    "Most Recent Fiscal Quarter End" has the meaning set forth in §3(f) below.

2

    "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

    "Party" has the meaning set forth in the preface above.

    "Paying Agent" means the Person who shall deliver payment of the Merger Consideration to the Fourth Shift Stockholders. Such entity shall be designated by AremisSoft, subject to the approval of Fourth Shift, which approval shall not be unreasonably withheld.

    "Payment Fund" has the meaning set forth in §2(e) below.

    "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

    "Pre-Closing Funds" has the meaning set forth in §2(e) below.

    "Public Report" has the meaning set forth in §3(e) below.

    "Requisite Stockholder Approval" means the affirmative vote of the holders of a majority of Fourth Shift Shares in favor of this Agreement and the Merger.

    "Rights Agreement" means that certain Rights Agreement dated December 16, 1998 between Fourth Shift and Wells Fargo Bank (formerly Norwest Bank Minnesota National Association).

    "Rights Plan" shall mean the Shareholder Rights Plan pursuant to which each holder of a Fourth Shift Share has a right to purchase 1/100th of a share of "Series A Junior Participating Preferred Stock," or in certain events common stock, as described in the Rights Agreement.

    "SEC" means the Securities and Exchange Commission.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

    "Special Meeting" has the meaning set forth in §5(c)(ii) below.

    "Stock Plans" means Fourth Shift's 1989 Stock Option Plan, 1993 Stock Option Plan, 1994 Stock Purchase Plan, 2001 Stock Purchase Plan, 2001 Stock Option Plan and any similar plans of Fourth Shift which may be converted by the holders into the capital stock of Fourth Shift.

    "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

    "Surviving Corporation" has the meaning set forth in §2(a) below.

    "Takeover Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Fourth Shift or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Fourth Shift or its Subsidiaries other than the transactions contemplated by this Agreement.

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    "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

    "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

    "Trigger Event" has the meaning set forth in Section 5(i) below.

    2.  Basic Transaction.

      a.  The Merger.  On and subject to the terms and conditions of this Agreement, AremisSoft Manufacturing will merge with and into Fourth Shift (the "Merger") at the Effective Time. Fourth Shift shall be the corporation surviving the Merger (the "Surviving Corporation").

      b.  The Closing.  Following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Bartel Eng & Schroder in Sacramento, California, commencing at 9:00 a.m. local time on May 15, 2001 (the "Closing Date").

      c.  Actions at the Closing.  At the Closing, (i) Fourth Shift will deliver to AremisSoft and AremisSoft Manufacturing the various certificates, instruments, and documents referred to in §6(a) below, (ii) AremisSoft and AremisSoft Manufacturing will deliver to Fourth Shift the various certificates, instruments, and documents referred to in §6(b) below, (iii) Fourth Shift will file with the Secretary of State of the State of Minnesota Articles of Merger in substantially the form attached hereto as Exhibit A1 ("Articles of Merger") and AremisSoft Manufacturing will file with the Secretary of State of the State of Delaware a Certificate of Merger in substantially the form attached hereto as Exhibit A2 (the "Certificate of Merger"), and (iv) AremisSoft will cause the Surviving Corporation to deliver the Payment Fund to the Paying Agent in the manner provided below in this §2.

      d.  Effect of Merger.

          i. General. The Merger shall become effective at the time (the "Effective Time") Fourth Shift and AremisSoft Manufacturing file the Certificate of Merger with the Secretary of State of the State of Delaware and Articles of Merger with the Secretary of State of the State of Minnesota. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Fourth Shift or AremisSoft Manufacturing in order to carry out and effectuate the transactions contemplated by this Agreement.

         ii. Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Certificate of Incorporation of AremisSoft Manufacturing immediately prior to the Effective Time, as consistent with Minnesota Law.

         iii. Bylaws. The Bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Bylaws of AremisSoft Manufacturing immediately prior to the Effective Time, as consistent with Minnesota Law.

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         iv. Directors and Officers. The directors and officers of AremisSoft Manufacturing shall become the directors and officers of the Surviving Corporation at and as of the Effective Time.

         v. Conversion of Fourth Shift Shares. At and as of the Effective Time, (A) each Fourth Shift Share (other than any Dissenting Share) shall be converted into the right to receive an amount (the "Merger Consideration") equal to $3.70 per Fourth Shift Share, in cash (without interest), and (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of Minnesota Law; provided, however, that the Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Fourth Shift Shares outstanding. No Fourth Shift Share shall be deemed to be outstanding or to have any rights other than those set forth above in this "2(d)(v) after the Effective Time.

         vi. Conversion of Capital Stock of AremisSoft Manufacturing. At and as of the Effective Time, each share of Common Stock, $.001 par value per share, of AremisSoft Manufacturing shall be converted into one share of Common Stock, $.01 par value per share, of the Surviving Corporation.

      e.  Procedure for Payment.

          i. On or prior to the date of this Agreement, AremisSoft will deliver, or cause AremisSoft Manufacturing to deliver to Bartel Eng & Schroder in cash or short term investments the amount of $40.0 million (the "Pre-Closing Funds") which shall be deposited into an interest bearing account or held by Bartel Eng & Schroder for retention until the Effective Time. AremisSoft shall cause Bartel Eng & Schroder to maintain the Pre-Closing Funds at all times prior to the Effective Time; provided, however, that AremisSoft may cause Bartel Eng & Schroder to invest the cash portion of the Pre-Closing Funds in the same manner, as provided for in §2(e)(ii), as it may cause the Paying Agent to invest the cash portion of the Payment Fund. From time to time prior to the Effective Time and upon the reasonable written request of Fourth Shift, AremisSoft shall cause Bartel Eng & Schroder to verify to Fourth Shift the then current amount of the Pre-Closing Funds. At the Effective Time, (A) AremisSoft shall cause Bartel Eng & Schroder to deliver the Pre-Closing Funds to the Paying Agent and, if necessary, will deliver additional cash in an aggregate amount sufficient for the Paying Agent to make full payment of the Merger Consideration to the holders of all of the outstanding Fourth Shift Shares (other than any Dissenting Shares) (the "Payment Fund") and (B) AremisSoft will cause the Paying Agent to mail a letter of transmittal (with instructions for its use) in substantially the form attached hereto as Exhibit B to each record holder of outstanding Fourth Shift Shares for the holder to use in surrendering the certificates which represented his or its Fourth Shift Shares against payment of the Merger Consideration. No interest will accrue or be paid to the holder of any outstanding Fourth Shift Shares.

         ii. AremisSoft may cause the Paying Agent to invest the cash included in the Payment Fund in one or more investments; provided, however, that the terms and conditions of the investments shall be such as to permit the Paying Agent to make prompt payment of the Merger Consideration as necessary. AremisSoft may cause the Paying Agent to pay over to the Surviving Corporation any net earnings with respect to the investments, and AremisSoft will cause the Surviving Corporation to replace promptly any portion of the Payment Fund which the Paying Agent loses through investments.

         iii. AremisSoft may cause the Paying Agent to pay over to the Surviving Corporation any portion of the Payment Fund (including any earnings thereon) remaining 180 days after the

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    Effective Time, and thereafter all former stockholders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat, and other similar laws) as general creditors thereof with respect to the cash payable upon surrender of their certificates.

         iv. AremisSoft shall cause the Surviving Corporation to pay all charges and expenses of the Paying Agent.

      f.  Closing of Transfer Records.  After the close of business on the Closing Date, transfers of Fourth Shift Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

      g.  Stock Options.  Each option to purchase shares of Fourth Shift Common Stock (a "Fourth Shift Option") outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time. At the Effective Time, AremisSoft shall assume each Fourth Shift Option by virtue of the Merger and without any further action on the part of Fourth Shift or the holders thereof. AremisSoft shall assume each such option in such manner that AremisSoft (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to any such Fourth Shift Option, would be such a corporation were Section 424 of the Code applicable to such Fourth Shift Option. From and after the Effective Time, all references to "Fourth Shift" in the Fourth Shift Options and the related stock option agreements shall be deemed to refer to "AremisSoft." After the Effective Time, each Fourth Shift Option assumed by AremisSoft shall be exercisable upon the same terms and conditions as were in effect under the Fourth Shift Options and the related option agreements immediately prior to the Effective Time, except that (i) each Fourth Shift Option shall be exercisable for that whole number of shares of AremisSoft Common Stock (rounded down to the nearest whole share) equal to the number of shares of Fourth Shift Common Stock subject to such Fourth Shift Option immediately prior to the Effective Time divided by 6.14159, and (ii) the option price per share of AremisSoft Common Stock shall be an amount equal to the option price per share of Fourth Shift Common stock subject to such Fourth Shift Option in effect immediately prior to the Effective Time multiplied by 6.14159 (the option price per share, as so determined, being rounded upward to the nearest full cent).

    3.  Representations and Warranties of Fourth Shift.  Fourth Shift represents and warrants to AremisSoft and AremisSoft Manufacturing that the statements contained in this §3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this §3.

      a.  Organization, Qualification, and Corporate Power.  Each of Fourth Shift and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Fourth Shift and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required and where the failure to so qualify would have a Material Adverse Effect on Fourth Shift and such subsidiaries considered as a whole. Each of Fourth Shift and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

      b.  Capitalization.  The entire authorized capital stock of Fourth Shift consists of 26,000,000 shares, of which 20,000,000 are shares of common stock, $.01 par value, and 6,000,000 are shares of preferred stock, $.01 par value, including 200,000 shares designated the "Series A Junior Participating Preferred Stock." As of the date of this Agreement there were 10,825,081 Fourth

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  Shift Shares, and no shares of any other class or series, issued and outstanding. All of the issued and outstanding Fourth Shift Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are 2,912,137 Fourth Shift Shares reserved for issuance pursuant to the Stock Plans, of which options to purchase up to 2,409,875 Fourth Shift Shares are issued and outstanding, and 22,500 Fourth Shift Shares are reserved for issuance upon exercise of options granted outside the Stock Plans and, except for rights outstanding under the Rights Plan, there are no other outstanding or authorized warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Fourth Shift to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Fourth Shift. There are no outstanding bonds, debentures or other obligations in which the holders have the right to vote (or that are convertible or exercisable for securities having the right to vote) with the Fourth Shift Shares or any matter. There are no Fourth Shift Shares reserved for issuance other than as provided in this §3(b) and there are no programs in place, nor any contractual obligations of Fourth Shift or its Subsidiaries to repurchase, redeem or otherwise acquire any shares of the capital stock of Fourth Shift.

      c.  Authorization of Transaction.  Fourth Shift has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Fourth Shift cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement and the consummation by Fourth Shift of the transactions contemplated hereby have been duly authorized by Fourth Shift's Board of Directors and no other corporate proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than with respect to the Merger and receipt of the Requisite Stockholder Approval).This Agreement has been duly and validly executed by Fourth Shift and constitutes the valid and legally binding obligation of Fourth Shift, enforceable in accordance with its terms and conditions.

      d.  Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Fourth Shift and its Subsidiaries is subject or any provision of the charter or bylaws of any of Fourth Shift and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, that would have a Material Adverse Effect or require any notice where the failure to provide notice would have such a Material Adverse Effect, under any agreement, contract, lease, license, instrument, or other arrangement to which any of Fourth Shift and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Other than in connection with the provisions of Minnesota Law, the Securities Exchange Act, the Securities Act, and the state securities laws, none of Fourth Shift and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

      e.  Filings with the SEC.  Fourth Shift has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). As of the respective dates of their filing, each of the Public Reports complied as to form in all material respects with the Securities Act and the Securities Exchange Act, and all rules and regulations promulgated thereunder. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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      f.  Financial Statements.  Fourth Shift has filed Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2000, June 30, 2000, and March 31, 2000, and an Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and has delivered to AremisSoft a preliminary version of its financial statements for the year ended December 31, 2000 (the "Most Recent Fiscal Quarter End"). Such preliminary financial statements, and the financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Fourth Shift and its Subsidiaries as of the indicated dates and the results of operations of Fourth Shift and its Subsidiaries for the indicated periods, are correct and complete in all respects, and are consistent with the books and records of Fourth Shift and its Subsidiaries; provided, however, that the interim statements are subject to normal year-end adjustments (which will not be material, individually or in the aggregate) and lack footnotes and other presentation items.

      g.  Events Subsequent to Most Recent Fiscal Quarter End.  Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of Fourth Shift and its Subsidiaries. Without limiting the generality of the foregoing, since that date:

          i. none of Fourth Shift and its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

         ii. none of Fourth Shift and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

         iii. no party (including any of Fourth Shift and its Subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which any of Fourth Shift and its Subsidiaries is a party or by which any of them is bound;

         iv. none of Fourth Shift and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

         v. none of Fourth Shift and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

         vi. none of Fourth Shift and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $100,000 in the aggregate;

        vii. none of Fourth Shift and its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

        viii. none of Fourth Shift and its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims);

         ix. none of Fourth Shift and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property, except licenses of its software and services in the Ordinary Course of Business;

         x. none of Fourth Shift and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

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         xi. none of Fourth Shift and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

        xii. none of Fourth Shift and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

        xiii. none of Fourth Shift and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

        xiv. none of Fourth Shift and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

        xv. there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of Fourth Shift and its Subsidiaries; and

        xvi. none of Fourth Shift and its Subsidiaries has committed to any of the foregoing.

      h.  Undisclosed Liabilities and Litigation.  None of Fourth Shift and its Subsidiaries has any material Liability except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law). None of Fourth Shift and its Subsidiaries is the subject of or involved in, any civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings, whether pending or threatened, or that could result in any claims against, or obligations or liabilities of Fourth Shift and its Subsidiaries. None of Fourth Shift and its Subsidiaries has any outstanding judgments, decrees, injunctions or orders of any governmental entity or arbitrator.

      i.  Brokers' Fees.  Except with respect to fees due Trilogy Capital and Broadview Associates none of Fourth Shift and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      j.  Disclosure.  The Definitive Proxy Materials will comply with the Securities Exchange Act in all material respects. The Definitive Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that Fourth Shift makes no representation or warranty with respect to any information that AremisSoft and AremisSoft Manufacturing will supply specifically for use in the Definitive Proxy Materials.

      k.  Tax Matters.

          i. Each of Fourth Shift and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. Fourth Shift and its Subsidiaries (whether or not shown on any Tax Return) have paid all Taxes required to be paid, (except where the failure to pay the same would not have a Material Adverse Effect). None of Fourth Shift and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of Fourth Shift and its Subsidiaries does not file Tax Returns that it is

9

    or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of Fourth Shift and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

         ii. Each of Fourth Shift and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid to any employee, independent contractor, creditor, stockholder, or other third party.

         iii. No Executive Officer has Knowledge of any pending or proposed assessment against Fourth Shift for additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of Fourth Shift and its Subsidiaries either (A) claimed or raised by any authority in writing (including any audit of any Tax Return) or (B) known to the Executive Officers of Fourth Shift based upon personal contact with any agent of such authority.

         iv. None of Fourth Shift and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         v. None of Fourth Shift and its Subsidiaries has filed a consent under Code §341(f) concerning collapsible corporations. None of Fourth Shift and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code §280G. None of Fourth Shift and its Subsidiaries has been a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii). None of Fourth Shift and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of Fourth Shift and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Fourth Shift) or (B) has any Liability for the Taxes of any Person (other than any of Fourth Shift and its Subsidiaries) under Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

        (vi) The financial statement for the Most Recent Quarter End reflect an adequate reserve for all current Taxes payable by Fourth Shift and its Subsidiaries.

      l.  Real Property.

         (i) None of Fourth Shift and its Subsidiaries owns any real property.

        (ii) With respect to each such parcel of real property leased by Fourth Shift and its Subsidiaries:

        (1) the lease or sublease is in full force and effect and Fourth Shift or such subsidiary has a valid leasehold interest in the property subject to such lease;

        (2) Fourth Shift or such subsidiary is not in breach or default under such lease or sublease, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by Fourth Shift or such subsidiary or permit termination, modification, or acceleration thereunder;

        (3) none of the Executive Officers has Knowledge of any breach or default by any other party to any such lease or sublease;

        (4) no party to the lease or sublease has notified Fourth Shift that it has repudiated any provision thereof;

        (5) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

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        (6) none of Fourth Shift and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

        (7) to the Knowledge of the Executive Officers, all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof by Fourth Shift and its Subsidiaries and have been operated and maintained by Fourth Shift and its Subsidiaries in accordance with applicable laws, rules and regulations; and

        (8) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

      m.  Intellectual Property.

          i. Fourth Shift and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of Fourth Shift and its Subsidiaries as presently conducted and as presently proposed to be conducted. Each of Fourth Shift and its Subsidiaries has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses and the consummation of the transactions contemplated hereby will not materially alter the terms and conditions of such ownership or use.

         ii. None of Fourth Shift and its Subsidiaries has received notice of, nor do the Executive Officers have Knowledge of any facts that would indicate the likelihood of, any interference, infringement or misappropriation of its Intellectual Property, or any conflict with the Intellectual Property rights of third parties, and, except as disclosed in §4(m)(ii) of the Disclosure Schedule, none of Fourth Shift and its Subsidiaries has received during the past three (3) years any written charge, complaint, claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that Fourth Shift or its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party).

         iii. §4(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to Fourth Shift or its Subsidiaries and each trade name or unregistered trademark used by any of Fourth Shift and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in §4(m)(iii) of the Disclosure Schedule:

        (1) Fourth Shift and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

        (2) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

        (3) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

          (D) none of Fourth Shift and its Subsidiaries has any agreement to indemnify any Person for or against any interference, infringement or misappropriation with respect to the item.

         iv. §4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns, that any of Fourth Shift and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission and that is material to the business of Fourth Shift and its Subsidiaries. Fourth Shift and its Subsidiaries have delivered to AremisSoft and/or AremisSoft Manufacturing correct and complete copies of all such material licenses,

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    sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in §4(m)(iv) of the Disclosure Schedule:

        (1) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

        (2) Fourth Shift is not in breach or default of the license, sublicense, agreement, or permission, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

        (3) the Executive Officers do not have Knowledge of any repudiation of any material provision of any such license, sublicense, agreement, or permission;

        (4) none of Fourth Shift and its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission except in the Ordinary Course of Business;

          (E) to the Knowledge of Fourth Shift, its Subsidiaries and the Executive Officers, the consummation of the transactions contemplated hereby will not result in the termination or impairment of the Intellectual Property of Fourth Shift and its Subsidiaries.

      n.  Contracts.  §3(n) of the Disclosure Schedule lists the following contracts and other agreements to which any of Fourth Shift and its Subsidiaries is a party:

          i. any agreement (or group of related agreements) for the purchase or sale of more than $25,000 per annum of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any of Fourth Shift and its Subsidiaries;

         ii. any agreement concerning a partnership or joint venture;

         iii. any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

         iv. any agreement concerning confidentiality or noncompetition;

         v. any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

         vi. any collective bargaining agreement;

        vii. any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

       (viii) any agreement providing for payments between Fourth Shift and its Subsidiaries; or

        viii. any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the business, financial condition, operations, results of operations, or future prospects of any of Fourth Shift and its Subsidiaries.

      o.  Accounts Receivable.  All accounts receivable reflected on the books and records of Fourth Shift and its Subsidiaries are properly recorded, valid receivables, not subject to any setoffs or counterclaims, are collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts in accordance with the past custom

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  and practice of Fourth Shift and its Subsidiaries. Fourth Shift has made available to AremisSoft a copy of its accounts receivable aging report, which is accurate in all material respects.

      p.  Insurance.  The Disclosure Schedule, under the caption referencing this Section (p), lists and briefly describes each insurance policy maintained by Fourth Shift and its Subsidiaries with respect to the properties, assets and operations of Fourth Shift and its Subsidiaries and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility. Fourth Shift and its Subsidiaries are not in default with respect to its obligations under any of such insurance policies. Each of Fourth Shift and its Subsidiaries has been covered during the past 5 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

      q.  Employees.  The Executive Officers do not have Knowledge of any executive, key employee, or group of employees that has plans to terminate employment with Fourth Shift and its Subsidiaries. None of Fourth Shift and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, formal claims of unfair labor practices, or other collective bargaining disputes.

      r.  Employee Benefits.

          i. §3(r) of the Disclosure Schedule lists each Employee Benefit Plan that Fourth Shift and its Subsidiaries maintains, to which Fourth Shift and its Subsidiaries contribute, or with respect to which any of Fourth Shift and its Subsidiaries has any material Liability or potential Liability.

        (1) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

        (2) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been made within the time period prescribed by ERISA to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Fourth Shift and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

        (3) Each such Employee Benefit Plan which is intended to meet the requirements of a "qualified plan" under Code §401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan.

      s.  Compliance with Laws.  Fourth Shift and its Subsidiaries are, and have been, in material compliance with all laws, statutes, ordinances, rules, regulations, licenses and permits of any governmental entity including all laws relating to environment, health and safety.

      (t)  Minnesota Takeover Statutes.  Neither the entering into of this Agreement nor the consummation of the transactions contemplated hereby will, after receiving the Requisite Stockholder Approval, be impeded by or subject to any "fair price," "merger moratorium," "control share acquisition" or other anti-takeover provisions of Minnesota Law.

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      (u)  Rights Agreement.  All requisite corporate action by Fourth Shift has been taken or will be taken promptly to (i) render the Rights Agreement inapplicable with respect to the Merger and the transactions contemplated hereby, (ii) ensure that neither AremisSoft or AremisSoft Manufacturing nor any of their Affiliates is considered to be an Acquiring Person or an Adverse Person (as defined in the Rights Agreement) and (iii) ensure that neither the entering into of this Agreement, the announcement or the consummation of the Merger shall trigger a Distribution Date (as defined in the Rights Agreement).

    4.  Representations and Warranties of AremisSoft and AremisSoft Manufacturing.  Each of AremisSoft and AremisSoft Manufacturing represents and warrants to Fourth Shift that the statements contained in this §4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this §4.

      a.  Organization.  Each of AremisSoft and AremisSoft Manufacturing is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

      b.  Authorization of Transaction.  Each of AremisSoft and AremisSoft Manufacturing has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement, the Certificate of Merger and the Articles of Merger by each of AremisSoft and AremisSoft Manufacturing and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on their part are necessary to authorize the execution, delivery and performance of this Agreement, the Certificate of Merger or the Articles of Merger. This Agreement has been duly executed and delivered by AremisSoft and AremisSoft Manufacturing and constitutes their valid and legally binding obligation, enforceable in accordance with its terms.

      c.  Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either AremisSoft or AremisSoft Manufacturing is subject or any provision of the charter or bylaws of either AremisSoft or AremisSoft Manufacturing or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either AremisSoft or AremisSoft Manufacturing is a party or by which it is bound or to which any of its assets is subject other than in connection with the provisions of the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, neither AremisSoft nor AremisSoft Manufacturing needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

      d.  Brokers' Fees.  Neither AremisSoft nor AremisSoft Manufacturing has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of Fourth Shift and its Subsidiaries could become liable or obligated.

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    5.  Additional Covenants and Agreements.  The Parties agree as follows with respect to the period from and after the execution of this Agreement.

      a.  General.  Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in §6 below).

      b.  Notices and Consents.  Fourth Shift will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its best efforts to obtain (and will cause each of its Subsidiaries to use its best efforts to obtain) any third party consents, that AremisSoft may request in connection with the matters referred to in §3(d) above.

      c.  Regulatory Matters and Approvals.  Each of the Parties will (and Fourth Shift will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in §3(d) and §4(d) above. Without limiting the generality of the foregoing:

          i. AremisSoft and Fourth Shift will cooperate and prepare and file with the SEC proxy materials under the Securities Exchange Act relating to the Special Meeting. Fourth Shift, with the assistance of AremisSoft, will use its best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable. AremisSoft will provide Fourth Shift with whatever information and assistance in connection with the foregoing filing that Fourth Shift reasonably may request.

         ii. Fourth Shift will call a special meeting of its stockholders (the "Special Meeting"), as soon as reasonably practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with Minnesota Law. Fourth Shift will mail the proxy materials to its stockholders as soon as reasonably practicable. The proxy materials will contain the affirmative recommendation of the Board of Directors of Fourth Shift in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that no director or officer of Fourth Shift shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

      d.  Fairness Opinion and Comfort Letters.  Fourth Shift has obtained and delivered to AremisSoft an opinion of Broadview as to the fairness of the Merger to Fourth Shift from a financial point of view (the "Fairness Opinion").

      e.  Operation of Business.  Without the prior written consent of AremisSoft, Fourth Shift will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

          i. none of Fourth Shift and its Subsidiaries will authorize or effect any change in its charter or bylaws;

         ii. none of Fourth Shift and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

         iii. none of Fourth Shift and its Subsidiaries will split, combine, subdivide or reclassify any Fourth Shift Shares;

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         iv. none of Fourth Shift and its Subsidiaries will make any acquisition by merger, consolidation or otherwise, or material disposition of inventory, supplies and products, of assets or securities, or permit any assets to become subject to any material lien, encumbrance or Security Interest outside the Ordinary Course of Business;

         v. none of Fourth Shift and its Subsidiaries will pay or agree to pay or accelerate the payment of any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Employee Benefit Plans;

         vi. none of Fourth Shift and its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

        vii. none of Fourth Shift and its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

        viii. none of Fourth Shift and its Subsidiaries will impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

         ix. none of Fourth Shift and its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

         x. none of Fourth Shift and its Subsidiaries will make any change in employment terms, including any increases in compensation, for any of its directors, officers, and employees outside the Ordinary Course of Business;

        1)  none of Fourth Shift and its Subsidiaries shall issue any press release or make any public announcements regarding the business, prospects or financial condition of Fourth Shift and its Subsidiaries; provided, however, that Fourth Shift and its Subsidiaries may make any public disclosure it believes in good faith, after consultation with its counsel, is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case Fourth Shift will use its best efforts to advise AremisSoft prior to making the disclosure); and

         xi. none of Fourth Shift and its Subsidiaries will commit to any of the foregoing.

      f.  Full Access.  Fourth Shift will (and will cause each of its Subsidiaries to) permit representatives of AremisSoft to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Fourth Shift and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of Fourth Shift and its Subsidiaries. Each of AremisSoft and AremisSoft Manufacturing will treat and hold any such information it receives from any of Fourth Shift and its Subsidiaries in the course of the reviews contemplated by this §5(f) as Confidential Information within the meaning of the Confidentiality Agreements.

      g.  Notice of Developments.  Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in §3 and §4 above. No disclosure by any Party pursuant to this §5(g), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

      h.  No Solicitation of Transactions.  Fourth Shift and its Subsidiaries, its Affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to

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  any Takeover Proposal. Fourth Shift and its Subsidiaries, directors, employees, representatives and agents may furnish information or access to any person made after the date hereof which is required as a result of their fiduciary duties and was not initiated, solicited or knowingly encouraged by Fourth Shift and its Subsidiaries or any of its Affiliates or any of its or their respective officers, directors, employees, representatives or agents after the date hereof (with respect to Confidential Information, pursuant to appropriate confidentiality agreements), and may participate in discussions and negotiate with such entity or group concerning any Takeover Proposal, only if such entity or group has submitted a bona fide proposal to the Board of Directors of Fourth Shift relating to any such transaction and (i) if the Board of Directors of Fourth Shift determines in good faith, after receiving advice from its independent financial advisor, that such entity or group has submitted to Fourth Shift a Takeover Proposal which is reasonably likely to be superior to the Merger and other transactions contemplated by this Agreement, and (ii) if the Board of Directors of Fourth Shift determines, in its good faith judgment, based on the opinion of outside legal counsel to Fourth Shift, that failing to take such action would constitute a breach of such Board's fiduciary obligations under applicable law. Fourth Shift shall promptly notify AremisSoft if any proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to AremisSoft, indicate in reasonable detail the identity of the offeror and the terms and conditions of any proposal or offer, or any such inquiry or contact. Fourth Shift will promptly provide to AremisSoft any non-public information concerning Fourth Shift provided to any other person which was not previously provided to AremisSoft. Fourth Shift shall keep AremisSoft promptly advised of developments that are likely to cause the Board of Directors of Fourth Shift to modify or amend its recommendation of the Merger and other transactions contemplated by this Agreement. Except as set forth in this Section 5(h), neither Fourth Shift nor any of its Affiliates, nor any of its or their respective officers, directors, employees, representatives or agents, shall, directly or indirectly, knowingly encourage or solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than AremisSoft, any Affiliate or associate of AremisSoft, or any designees of AremisSoft), concerning any Takeover Proposal and the Board of Directors shall not recommend that Fourth Shift Stockholders tender their Shares in connection with any tender offer unless the Board of Directors of Fourth Shift determines in its good faith judgment, based on the opinion of independent outside legal counsel to Fourth Shift, that filing to take such action would constitute a breach of its fiduciary duties under applicable law.

    i.  Termination Fee Payable by Fourth Shift.

         (i) In the event that this Agreement is terminated (regardless of whether such termination is by Fourth Shift or AremisSoft) and prior to such termination a Trigger Event shall have occurred, Fourth Shift shall pay to AremisSoft a fee of $2.5 million (the "Termination Fee"). Such fee shall be payable in immediately available funds on the third business day following the termination of this Agreement. Notwithstanding the foregoing, the Termination Fee shall not be payable in the event that (A) the Special Meeting shall have been held, a Trigger Event or proxy solicitation in opposition to the Merger (in anticipation of a Trigger Event) shall not have occurred prior to the voting of the Fourth Shift Shares at the Special Meeting and, following the conclusion of the Special Meeting, the Requisite Stockholder Approval shall not have been obtained, or (B) AremisSoft or AremisSoft Manufacturing breached in any material respect its obligations under this Agreement.

        (ii) As used herein, "Trigger Event" shall mean the occurrence of any of the following events:

          (A) Fourth Shift, its Subsidiaries or their respective Board of Directors shall have authorized, recommended or filed a Solicitation/Recommendation Statement or other

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      Public Report not opposing any tender or exchange offer, or authorized, recommended or publicly announced its intention to enter into any merger (other than the Merger), consolidation, liquidation, dissolution, business combination, recapitalization, acquisition or disposition of a material amount of assets or securities or any comparable transaction which has not been consented to in writing by AremisSoft;

          (B) the Board of Directors of Fourth Shift withdraws or materially modifies its authorization, approval or recommendation to the Fourth Shift Stockholders with respect to the Merger or this Agreement, unless such withdrawal or modification results solely from a material breach by AremisSoft of this Agreement which AremisSoft fails to cure within ten (10) business days after notice thereof is received from Fourth Shift;

          (C) in the event a proxy solicitation in opposition to the Merger shall have occurred prior to the voting of the Fourth Shift Shares at the Special Meeting and thereafter any person, entity or "group" (as that term is used in §13(d)(3) of the Exchange Act (other than its Affiliates) that sponsored, directly or indirectly, promoted or participated in such proxy solicitation shall, within twelve (12) months from the date of termination of this Agreement, have commenced a tender offer for at least a majority of the outstanding Fourth Shift Shares at a price in excess of $3.70 per Fourth Shift Share or shall have become the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act) of a majority of the then outstanding Fourth Shift Shares; or

          (D) Fourth Shift shall have taken any action to amend the Rights Agreement, or to redeem the rights thereunder, with respect to an offer other than the Merger contemplated hereby.

      j.  Directors' and Officers' Indemnification and Insurance.  From and after the Effective Time, AremisSoft shall, and shall cause the Surviving Company to, jointly and severally, indemnify, defend and hold harmless the present and former officers and directors of Fourth Shift and persons who become officers or directors prior to the Effective Time (collectively, the "Indemnitees") against all losses, expenses, (including reasonable attorney's fees) claims, damages, liabilities, costs or judgments or amounts that are paid in settlement with the approval of AremisSoft (which approval shall not be unreasonably withheld) arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent permitted or required as of the date hereof by Fourth Shift's articles of incorporation and bylaws (and shall also advance expenses as incurred to the fullest extent permitted under the Fourth Shift's articles of incorporation and bylaws, provided that the person to whom expenses are advanced provides the undertaking to repay such advances if and as contemplated by applicable law or such articles of incorporation and bylaws). The Surviving Company shall have in place extended reporting endorsements (tail coverage) on the fiduciary liability, professional liability, and directors and officers liability policies currently covering Fourth Shift or any of the Indemnitees required to be indemnified by AremisSoft, for a period of three (3) years commencing as of the Effective Time. In connection with such efforts, the Surviving Company will complete accurately in all material respects any insurance applications and forms of the applicable insurer and take any reasonable steps to preserve any claims, including submitting a full and complete list of any potential claims of which the Surviving Company has knowledge, under the policy issued by such insurer. AremisSoft may substitute new directors and officers liability insurance policies from reputable insurance companies the material terms of which, including coverage and amount, are no less favorable in any material respect to the Indemnitees than the insurance coverage otherwise required by this Section (l). Such extended reporting endorsements shall be obtained by Fourth Shift prior to the Closing with premiums in an aggregate amount not to exceed $225,000. Notwithstanding any provisions of this Section (l), failure by the Surviving Company and/or AremisSoft, to have in place such extended reporting endorsements or

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  to provide such similar coverage under AremisSoft's policies shall not in any way affect, lessen or excuse AremisSoft from its obligation to indemnify, defend and hold harmless the Indemnitees to the extent required by this Section (l). In the event any claim, action, suit, proceeding or investigation (a "D&O Claim") for which indemnification is provided under this Section (l) is brought against an Indemnitee (whether arising before or after the Effective Time) after the Effective Time (i) such Indemnitee may retain counsel satisfactory to it (subject to approval by the indemnifying party, which approval shall not be unreasonably withheld, and subject to the terms and conditions of the applicable directors and officers liability insurance or fiduciary liability insurance policies), (ii) the indemnifying party shall pay all reasonable fees and expenses of such counsel for such Indemnitee promptly as statements therefor are received (subject to the ability of the indemnifying party to receive such information relative to the legal services provided as is customarily provided and reasonably requested by the indemnifying party and provided that nothing in this Section (l) shall prevent the indemnifying party from disputing any fees it reasonably believes are not reasonable), and (iii) the indemnifying party will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that the indemnifying party shall not be liable for any settlement of any D&O Claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnitee wishing to claim indemnification under this Section (l), upon learning of any such D&O Claim, shall notify the appropriate indemnifying party (but the failure so to notify such indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section (l) except to the extent such failure materially prejudices such indemnifying party), and shall deliver to such indemnifying party the undertaking contemplated by applicable law. The Indemnitees as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnitees. This Subsection (l) is intended to benefit the Indemnitees, shall be enforceable by each Indemnitee and his or her heirs and representatives, and shall be binding on all successors and assigns of the Surviving Company and AremisSoft.

    6.  Conditions to Obligation to Close.

      a.  Conditions to Obligation of AremisSoft and AremisSoft Manufacturing.  The obligation of each of AremisSoft and AremisSoft Manufacturing to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          i. this Agreement and the Merger shall have received the Requisite Stockholder Approval;

         ii. Fourth Shift and its Subsidiaries shall have procured all material third party consents specified in §5(b) above;

         iii. the representations and warranties set forth in §3 above shall be true and correct in all material respects at and as of the Closing Date;

         iv. Fourth Shift shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

         v. no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of AremisSoft to own the capital stock of the Surviving Corporation, or (D) have a Material Adverse Effect on the rights of the

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    Surviving Corporation and its Subsidiaries to own its assets and to operate its businesses (an no injunction, judgment, order, decree, ruling, or charge shall be in effect);

         vi. Fourth Shift shall have delivered to AremisSoft and AremisSoft Manufacturing a certificate to the effect that each of the conditions specified above in §6(a)(i)-(v) is satisfied in all respects;

        vii. AremisSoft and AremisSoft Manufacturing shall have received from counsel to Fourth Shift an opinion in substantially the form and substance as set forth in Exhibit C attached hereto, addressed to AremisSoft and AremisSoft Manufacturing, and dated as of the Closing Date;

        viii. AremisSoft and AremisSoft Manufacturing shall have received the resignations, effective as of the Closing, of each director and officer of Fourth Shift and its Subsidiaries, other than those whom AremisSoft shall have specified in writing prior to the Closing;

         ix. all actions to be taken by Fourth Shift in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to AremisSoft and AremisSoft Manufacturing.

    AremisSoft and AremisSoft Manufacturing may waive any condition specified in this §6(a) if they execute a writing so stating at or prior to the Closing.

      b.  Conditions to Obligation of Fourth Shift.  The obligation of Fourth Shift to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          i. the representations and warranties set forth in §4 above shall be true and correct in all material respects at and as of the Closing Date;

         ii. each of AremisSoft and AremisSoft Manufacturing shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

         iii. no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

         iv. each of AremisSoft and AremisSoft Manufacturing shall have delivered to Fourth Shift a certificate to the effect that each of the conditions specified above in §6(b)(i)-(iii) is satisfied in all respects;

         v. this Agreement and the Merger shall have received the Requisite Stockholder Approval;

         vi. Fourth Shift shall have received from counsel to AremisSoft and AremisSoft Manufacturing an opinion in substantially the form and substance as set forth in Exhibit D attached hereto, addressed to Fourth Shift, and dated as of the Closing Date; and

        vii. all actions to be taken by AremisSoft and AremisSoft Manufacturing in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Fourth Shift.

    Fourth Shift may waive any condition specified in this §6(b) if it executes a writing so stating at or prior to the Closing.

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    7.  Termination.

      a.  Termination of Agreement.  Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after the Requisite Stockholder Approval) as provided below:

          i. the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

         ii. AremisSoft and AremisSoft Manufacturing may terminate this Agreement by giving written notice to Fourth Shift at any time prior to the Effective Time (A) in the event Fourth Shift has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, AremisSoft or AremisSoft Manufacturing has notified Fourth Shift of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred, by reason of the failure of any condition precedent under §6(a) hereof (unless the failure results primarily from AremisSoft or AremisSoft Manufacturing breaching any representation, warranty, or covenant contained in this Agreement);

         iii. Fourth Shift may terminate this Agreement by giving written notice to AremisSoft and AremisSoft Manufacturing at any time prior to the Effective Time (A) in the event AremisSoft or AremisSoft Manufacturing has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Fourth Shift has notified AremisSoft and AremisSoft Manufacturing of the breach, and in the case of any breach other than a failure to maintain the Pre-Closing Funds in accordance with Section 3(e)(iii) (for which no cure period shall apply) the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred by reason of the failure of any condition precedent under §6(b) hereof (unless the failure results primarily from Fourth Shift breaching any representation, warranty, or covenant contained in this Agreement);

         iv. any Party may terminate this Agreement by giving written notice to the other Party at any time prior to the Effective Time in the event the Fairness Opinion is withdrawn; or

         v. any Party may terminate this Agreement by giving written notice to the other Party at any time after the Special Meeting in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval; or

          (vi) either Party may terminate this Agreement if the Closing Date shall not have occurred on or before June 30, 2001, unless the failure results primarily from action or inaction of the Party seeking to terminate this Agreement.

      b.  Effect of Termination.  If any Party terminates this Agreement pursuant to §7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality and termination fee provisions contained in §5(g) and §5(i) above shall survive any such termination.

    8.  Miscellaneous.

      a.  Survival.  None of the representations, warranties, and covenants of the Parties (other than the provisions in §2 above concerning payment of the Merger Consideration) will survive the Effective Time.

      b.  Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior

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  written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

      c.  No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in §2 above concerning payment of the Merger Consideration are intended for the benefit of Fourth Shift Stockholders.

      d.  Entire Agreement.  This Agreement together with the Confidentiality Agreements (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      e.  Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

      f.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      g.  Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      h.  Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Fourth Shift:	FOURTH SHIFT CORPORATION Two Meridian Crossing, #800 Minneapolis, MN 55423 Attn: Marion Stuckey
Copy to:	Dorsey & Whitney LLP Pillsbury Center South 220 South Sixth Street Minneapolis, MN 55402 Attn: Thomas O. Martin
If to AremisSoft:	AremisSoft Corporation or AremisSoft Manufacturing 216 Haddon Avenue, #607 Westmont, NJ 08108 Attn: Roys Poyiadjis
Copy to:	Bartel Eng & Schroder 300 Capitol Mall, #1100 Sacramento, CA 95814 Attn: Scott E. Bartel

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    Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      i.  Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      j.  Amendments and Waivers.  The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in Minnesota Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      k.  Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      l.  Expenses.  Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      m.  Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

      n.  Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

23

    IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

AREMISSOFT CORPORATION, A DELAWARE CORPORATION
By:	/s/ ROYS POYIADJIS
Roys Poyiadjis, Co-Chief Executive Officer
FOURTH SHIFT CORPORATION, A MINNESOTA CORPORATION
By:	/s/ MARION MELVIN STUCKEY
Marion Melvin Stuckey, Chief Executive Officer
AREMISSOFT MANUFACTURING (US), INC., A DELAWARE CORPORATION
By:	/s/ ROYS POYIADJIS
Roys Poyiadjis, Co-Chief Executive Officer

24

APPENDIX B

February 26, 2001

Board of Directors
Fourth Shift Corporation
Two Meridian Crossings
Minneapolis, MN 55423

Dear Members of the Board:

    We understand that Fourth Shift Corporation ("Fourth Shift" or the "Company"), AremisSoft Corporation ("AremisSoft" or the "Buyer") and AremisSoft Manufacturing (US), Inc., a wholly-owned subsidiary of the Buyer ("Merger Sub"), propose to enter into a Merger Purchase Agreement (the "Agreement") pursuant to which Merger Sub will be merged with and into the Company (the "Merger"). Pursuant to the Merger each outstanding share of Fourth Shift Common Stock ("Fourth Shift Common Stock") will be converted into the right to receive $3.70 in cash (the "Merger Consideration"). We also understand that under the Agreement, AremisSoft will assume each option to purchase shares of Fourth Shift Common Stock. The terms and conditions of the above described Merger are more fully detailed in the Agreement.

    You have requested our opinion as to whether the Merger Consideration is fair, from a financial point of view, to holders of Fourth Shift Common Stock.

    Broadview International LLC ("Broadview") focuses on providing merger and acquisition advisory services to information technology ("IT"), communications and media companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT, communications and media mergers and acquisitions for comparative purposes. We will receive a fee from Fourth Shift upon the delivery of this opinion.

    In rendering our opinion, we have, among other things:

1)
reviewed the terms of the Agreement in the form of the draft dated February 20, 2001, furnished to us by the Company's legal counsel on February 22, 2001 (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed);

2)
reviewed Fourth Shift's annual report on Form 10-K for the fiscal year ended December 31, 1999, including the audited financial statements included therein, Fourth Shift's quarterly report on Form 10-Q for the period ended September 30, 2000, including the unaudited financial statements included therein, and Fourth Shift's financial press release dated January 16, 2001 with respect to Fourth Shift's financial performance for the fiscal year ended December 31, 2000, including the unaudited financial statements included therein;

3)
reviewed certain internal financial and operating information concerning Fourth Shift, including preliminary, draft audited financial results for the fiscal year period ending December 31, 2000, and quarterly projections through December 31, 2001, prepared and furnished to us by Fourth Shift management;

4)
participated in discussions with Fourth Shift management concerning the operations, business strategy, current financial performance and prospects for Fourth Shift;

5)
discussed with Fourth Shift management its view of the strategic rationale for the Merger;

6)
reviewed the recent reported closing prices and trading activity for Fourth Shift Shares;

B-1

7)
compared certain aspects of the financial performance of Fourth Shift with public companies we deemed comparable;

8)
analyzed available information, both public and private, concerning other mergers and acquisitions we believed to be comparable in whole or in part to the Merger;

9)
reviewed recent equity analyst reports covering Fourth Shift;

10)
participated in discussions related to the Merger with Fourth Shift, AremisSoft and their respective advisors; and

11)
conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

    In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by Fourth Shift, AremisSoft or their respective advisors. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Fourth Shift as to the future performance of Fourth Shift. We have neither made nor obtained an independent appraisal or valuation of any of Fourth Shift's assets.

    We have also relied, with your permission, on the Buyer's representations that the Buyer will have sufficient funds to consummate the Merger.

    Based upon and subject to the foregoing and subject to the limitations and assumptions below, we are of the opinion that the Merger Consideration is fair, from a financial point of view, to holders of Fourth Shift Common Stock.

    This opinion relates solely to the Merger Consideration to be received by holders of Fourth Shift Common Stock, and we express no opinion as to the fairness of the consideration to be received by Fourth Shift option holders. In this regard, we express no opinion as to the price at which AremisSoft Common Stock will trade at any time in the future.

    For purposes of this opinion, we have assumed that Fourth Shift is not currently involved in any material transaction other than the Merger, other publicly announced transactions and those activities undertaken in the ordinary course of conducting its businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion, and any change in such conditions would require a reevaluation of this opinion.

    This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of Fourth Shift in connection with its consideration of the Merger and does not constitute a recommendation to any Fourth Shift stockholder as to how such stockholder should vote with respect to the Merger. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview hereby consents to references to and the inclusion of this opinion in its entirety in the Proxy Statement/Prospectus to be distributed to Fourth Shift stockholders in connection with the Merger.

                      Sincerely,

                      Broadview International LLC

B-2

APPENDIX C

SECTIONS 302A.471 AND 302A.473 OF
THE MINNESOTA BUSINESS CORPORATION ACT—
DISSENTERS' APPRAISAL RIGHTS

302A.471. Rights of dissenting shareholders

    Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

    (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

      (1) alters or abolishes a preferential right of the shares;

      (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

      (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

      (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

    (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

    (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a constituent organization, except as provided in subdivision 3;

    (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, except as provided in subdivision 3; or

    (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

    Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

    (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

    Subd. 3. Rights not to apply. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to shares of the shareholder that are not entitled to be voted on the merger and are not cancelled or exchanged in the merger or (2) the corporation whose shares will be acquired by the acquiring corporation in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

    (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

    Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473. Procedures for asserting dissenters' rights

    Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

    (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

    (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

    (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

    Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

    Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

    Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

      (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

      (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

      (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

      (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

    (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

    Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

      (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

      (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

      (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

    (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a) a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

    (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

    Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

    Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

    Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

    (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

    (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

FOURTH SHIFT CORPORATION
SPECIAL MEETING OF SHAREHOLDERS
       , 2001
Time
MARRIOTT CITY CENTER
30 South Seventh Street
Minneapolis, MN 55402

Fourth Shift Corporation Two Meridian Crossings, Minneapolis, MN 55423	proxy

Proxy for the Special Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints M.M. Stuckey and J.H. Caldwell, and each of them, with full power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Special Meeting of Shareholders of Fourth Shift Corporation to be held on         , 2001, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:

(Continued on reverse side)

COMPANY # CONTROL #

There are two ways to vote your Proxy

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET — http://www.eproxy.com/fsft/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Fourth Shift Corporation, c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Internet, please do not mail your Proxy Card

V  Please detach here  V

The Board of Directors Recommends a Vote FOR each of the proposals.

1.	Approval of the merger of AremisSoft Manufacturing (US), Inc. with and into Fourth Shift Corporation and adoption of the Merger Agreement, dated as of February 26, 2001, by and among Fourth Shift Corporation, AremisSoft Corporation, a Delaware corporation, and AremisSoft Manufacturing (US), Inc., a Delaware corporation and a wholly owned subsidiary of AremisSoft Corporation.	/ /	For	/ /	Against	/ /	Abstain
2.	To vote with discretionary authority on any other business as may properly be presented at the special meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the proposal in Item 1.

Address Change? Mark Box / /	Dated: , 2001
Indicate changes below:

Signature(s) in Box
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

FOURTH SHIFT CORPORATION Two Meridian Crossing Minneapolis, Minnesota 55423
This Proxy Statement is dated , 2001, and is first being mailed to shareholders on or about , 2001

QUESTIONS AND ANSWERS ABOUT THE MERGER
  9. When will holders of Fourth Shift common stock receive the merger consideration?
SUMMARY TERM SHEET
  Proposed Acquisition
  Fourth Shift Stock Price
  Unanimous Board Recommendation
  Fairness Opinion
  Fourth Shift's Reason for the Merger
  AremisSoft's Reasons for the Merger
  The Special Meeting of Shareholders
  Shares Held by Directors and Executive Officers
  Dissenters' Rights of Appraisal
  Material United States Federal Income Tax Consequences
  When the Merger Will Be Completed
  Conditions to Completing the Merger
  Interests of Directors and Officers in the Merger that Differ From Your Interests
  The Merger
  Contact Information
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
THE PARTIES TO THE MERGER
THE SPECIAL MEETING OF FOURTH SHIFT SHAREHOLDERS
  Place, Date, Time and Purpose of the Special Meeting
  Who Can Vote at the Special Meeting
  Vote Required
  Voting by Proxy
THE MERGER
  Background of the Merger
  Fourth Shift's Reasons for the Merger
  Recommendation of Fourth Shift's Board of Directors
  Opinion of Financial Advisor to the Board of Directors of Fourth Shift
  Engagement Fees to Broadview and Trilogy
  AremisSoft's Reasons for the Merger
  Interests of Fourth Shift's Officers and Directors in the Merger
  Voting Agreement
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
ACCOUNTING TREATMENT
REQUIRED REGULATORY APPROVALS
THE MERGER AGREEMENT
MARKET PRICE OF FOURTH SHIFT COMMON STOCK
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DISSENTERS' RIGHTS OF APPRAISAL
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
MERGER AGREEMENT BY AND BETWEEN AREMISSOFT CORPORATION, AREMISSOFT MANUFACTURING (US), INC. AND FOURTH SHIFT CORPORATION

MERGER AGREEMENT
SECTIONS 302A.471 AND 302A.473 OF THE MINNESOTA BUSINESS CORPORATION ACT— DISSENTERS' APPRAISAL RIGHTS